Business Sale Agreement
Hooters QLD

The Parties Listed in Schedule 1
(collectively the **Sellers**)

and

HOTR Australia Pty Ltd
(**Buyer**)

and

P.C.S. Investments Pty Ltd

and

Chanticleer Holdings Inc

and

David John Frank Lombe and Neil Robert Cussen
(Administrators)

Upper Ground, Trafalgar Square,
230 Clarence Street Sydney NSW 2000
GPO Box 97 Sydney NSW 2001
phone: +61 2 9925 3222

Table of Contents

1.	**Definitions and interpretation**	**1**
1.1	Definitions	1
1.2	Interpretation	10
2.	**Agreement to buy and sell Assets and the Businesses**	**11**
2.1	Sale and purchase	11
2.2	Title and risk	11
2.3	Items excluded from sale	11
3.	**Purchase Price**	**11**
3.1	Payment of the Purchase Price	11
3.2	Deposit	11
3.3	No Completion – Deposit	12
3.4	Apportionment of Purchase Price	12
3.5	Manner of payment	12
4.	**Period before Completion**	**12**
5.	**Conditions precedent to Completion**	**13**
5.1	Conditions precedent	13
5.2	Duties in relation to Conditions Precedent	13
5.3	Waiver	13
5.4	Failure of Condition	13
5.5	Seller's Rights if Prevented from Completion	14
6.	**Notice to Complete**	**15**
7.	**Liquor Licence**	**15**
7.1	Liquor Licence Transfer	15
7.2	Liquor Licence Transfer refusal	16
7.3	If Completion does not occur	17
7.4	Approval	17
8.	**Completion**	**17**
8.1	Time and place	17
8.2	Seller's obligations at Completion	17
8.3	Buyer's obligations at Completion	18
9.	**Adjustments to the Purchase Price**	**18**
9.1	Sellers to provide statement	18
9.2	Difference between Accruals and Prepayments	18
10.	**Retention Amount**	**19**
11.	**Final payment**	**19**
11.1	Final payment certificate	19
11.2	Payment of balance of Purchase Price	19
11.3	Disputes over value of Adjustments	19
11.4	Role of Expert	20
11.5	Process	20
11.6	Information	20

11.7	Costs	21
12.	**Lease Agreement**	**21**
12.1	Election	21
12.2	Sale subject to Lease	21
12.3	Landlord's costs	21
12.4	Sellers' Costs	22
13.	**Surrender of Lease and New Lease**	**22**
13.1	Applicability	22
13.2	Sellers' obligations	22
13.3	Buyer's obligations	22
13.4	If Landlord refuses to enter into New Lease	22
14.	**Assignment of Lease**	**23**
14.1	Applicability	23
14.2	Seller's obligations	23
14.3	Buyer's obligations	23
14.4	Transfer	23
15.	**Employees**	**24**
15.1	Offer of employment	24
15.2	Terms and conditions of employment	24
15.3	Buyer's obligations	24
15.4	Sellers' obligations	24
16.	**Debtors and Creditors**	**25**
16.1	Debts incurred prior to the Completion Date	25
16.2	Debts incurred after the Completion Date	25
16.3	Entitlement to income	25
17.	**Indemnity in relation to transferred contracts**	**25**
18.	**Personal Property Securities regime**	**26**
18.1	PPSA further steps	26
18.2	Sellers' right to terminate the Agreement	26
18.3	General	27
18.4	Contracting out	27
18.5	Survival	27
19.	**Confidentiality**	**27**
19.1	Obligations of confidentiality	27
19.2	Exceptions	28
19.3	Survival	28
20.	**Termination**	**28**
21.	**Administrators' capacity and liability**	**29**
21.1	Administrators acting as agent	29
21.2	No personal liability of Administrators	29
21.3	Survival	30
22.	**No warranties**	**30**
22.1	Buyer's acknowledgments	30

22.2	Limitations	33
23.	**Party as trustee**	**34**
23.1	Capacity	34
23.2	Trustee's warranties	34
23.3	Repetition	34
24.	**Guarantee and indemnity**	**34**
24.1	Guarantee of Buyer's performance	34
24.2	Indemnity	35
24.3	Continuing obligation	35
24.4	Obligations and rights not affected by certain matters	35
24.5	Guarantors' rights suspended	36
24.6	Reinstating the Seller's and the Administrators' rights	36
24.7	Reimbursing the Sellers and the Administrators for costs	36
24.8	Applying money paid by the Guarantors	36
25.	**Interest on overdue payments**	**37**
25.1	Payment of default interest	37
25.2	Other rights not affected	37
26.	**Goods and services tax (GST)**	**37**
26.1	Definitions	37
26.2	Price is GST exclusive	37
26.3	Supply of a going concern	37
26.4	Recipient registered for GST	38
26.5	Consequences if parties mistaken as to sale of a going concern	38
27.	**Access to Documents Before and After Completion**	**38**
27.1	Before Completion	38
27.2	After Completion	38
28.	**General**	**39**
28.1	Nature of obligations	39
28.2	Entire understanding	39
28.3	No adverse construction	39
28.4	Further assurances	39
28.5	No waiver	39
28.6	Severability	39
28.7	Successors and assigns	40
28.8	No assignment	40
28.9	Consents and approvals	40
28.10	No variation	40
28.11	Costs	40
28.12	Duty	40
28.13	Governing law and jurisdiction	40
28.14	Notices	40
28.15	Counterparts	41
28.16	No merger	41
28.17	Operation of indemnities	42
28.18	No right of set-off	42
28.19	Relationship of parties	42

28.20 Reasonable endeavours 42

Schedule 1 – Sellers **43**

Schedule 2 – Plant and Equipment **44**

Executed **as an agreement.** **47**

Business Sale Agreement

Date

Parties

1. **The parties listed in Schedule 1** (collectively the **Sellers**)

2. **HOTR Australia Pty Ltd ACN 608 907 097** of 8 Parramatta Road, Clyde, New South Wales (**Buyer**)

3. **P.C.S. Investments Pty Ltd ACN 074 130 751** of 8 Parramatta Road, Clyde, New South Wales (**P.C.S.**)

4. **Chanticleer Holdings Inc.** a Delaware corporation of Suite 414, 7621 Little Avenue, Charlotte, North Carolina (**Chanticleer**)

5. **David John Frank Lombe** and **Neil Robert Cussen** care of Deloitte Touche Tohmatsu, Eclipse Tower, Level 19, 60 Station Street, Parramatta NSW 2150 Australia in their capacity as the joint and several administrators of the Sellers (**Administrators**)

Background

A. The Administrators were appointed as the joint and several administrators of the Sellers, on 15 July 2015 pursuant to section 436A of the *Corporations Act 2001 (Cth)*.

B. The Sellers have agreed to sell to the Buyer, and the Buyer has agreed to buy from the Sellers, the Assets and the Businesses on the terms of this Agreement.

C. The Guarantors have agreed to guarantee the performance of the Buyer's obligations under this Agreement.

Agreed terms

1. Definitions and interpretation

1.1 Definitions

In this Agreement:

Accounting Standards means:

(a) the accounting standards made by the Australian Accounting Standards Board in accordance with the Corporations Act, and the requirements of that Act relating to the preparation and content of financial statements; and

(b) generally accepted accounting principles that are consistently applied in Australia, except those inconsistent with the standards or requirements referred to in paragraph (a);

Accruals means all periodic or recurring outgoings and expenses in respect of or relating to the Assets and the Businesses including (if and as applicable) rent, rates, tax(es), including gaming tax(es), electricity, gas, telephone, internet, salaries, wages,

lease payments, hiring charges, employer superannuation contributions and other similar amounts unpaid by the Sellers as at the Completion Date but only to the extent they relate to the period before the Completion Date;

Administrators' Representatives means the Firm and the partners, employees, agents, advisers, contractors and consultants of the Firm or the Administrators;

AEST means Australian Eastern Standard Time;

Agreement means this agreement including the background, any schedules and any annexures;

Agreement Date means the date of this Agreement;

ASIC means the Australian Securities and Investments Commission;

Assets means such right, title and interest as the Seller has in the following assets:

(a) the Plant and Equipment;

(b) the Escrow Assets;

(c) the Stock;

(d) the Records;

(e) the rights and benefits of the Sellers under any contract, document or arrangement that is, or is to be, assigned, novated or transferred to the Buyer under or in connection with this Agreement;

(f) the Leases (subject to clause 13);

(g) the Franchise Agreements;

(h) the Liquor Licences

(i) the Business Names; and

(j) Goodwill,

but excluding the Excluded Assets;

Authorisation means:

(a) an authorisation, consent, right, certificate, licence, permit, declaration, exemption, notarisation or waiver, however described (including any renewal or partial renewal); and

(b) any authorisation or consent regarded as given by a Government Agency where, in relation to something that can be prohibited or restricted by law if the Government Agency takes action within a specified period, that period expires without that action being taken;

Book Debts means the trade debts and other receivables owing to the Sellers in connection with the Businesses set out in the books of the Businesses as at close of business on the day before the Completion Date;

Businesses means the restaurant and bar businesses carried on by the relevant Sellers at the Business Premises;

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney or Brisbane;

Business Names mean:

(k) the registered business name Hooters of Gold Coast; and

(l) the registered business name Hooter of Townsville.

Business Premises means the premises leased to the Sellers under the Leases;

Buyer's Nominee means the person or entity nominated by the Buyer to be the transferee of the Liquor Licences;

Completion means the completion of the sale and purchase of the Assets and the Businesses in accordance with clause 7;

Completion Date means the date on which Completion occurs;

Conditions Precedent means each of the conditions precedent set out in clause 5.1;

Confidential Information means:

(a) the terms of this Agreement and its subject matter, including Information submitted or disclosed by a party during negotiations, discussions and meetings relating to this Agreement;

(b) Information that at the time of disclosure by a Disclosing Party is identified to the Receiving Party as being confidential; and

(c) all other Information belonging or relating to a Disclosing Party, or any Related Entity of that Disclosing Party, that is not generally available to the public at the time of disclosure other than by reason of a breach of this Agreement or which the Receiving Party knows, or ought reasonably to be expected to know, is confidential to that Disclosing Party or any Related Entity of that Disclosing Party;

Controller means, in relation to a person:

(a) a controller (as defined in the Corporations Act), receiver, receiver and manager, administrator, liquidator (whether provisional or otherwise) of that person or that person's property or any other person (however described) holding or appointed to an analogous office or acting or purporting to act in an analogous capacity; or

(b) anyone else who (whether or not as agent for the person) is in possession, or has control, of that person's property to enforce an Encumbrance;

Corporations Act means the *Corporations Act 2001 (Cth)*;

Date for Completion means the date that Completion is to occur as set out in clause 8.1 or such other date agreed by the Sellers and the Buyer in writing;

Deed of Consent means a deed of consent to assignment of each Lease in a form acceptable to the Landlord and otherwise on terms and conditions acceptable to the Seller and the Buyer acting reasonably;

Deposit means the sum of $83,000.00;

Disclosing Party means the party to whom Information belongs or relates;

Dispose, in relation to an Asset, means to sell, transfer, assign, surrender, convey, lease, licence or otherwise dispose of any legal, equitable or economic interest in the Asset or declare any trust in respect of it;

Employees means the employees of the Sellers who are providing services to the Businesses;

Employee Entitlements means all unpaid amounts and benefits to which each Employee is entitled by Law or under an award, enterprise agreement, industrial instrument or other agreement or arrangement, in respect of salaries, wages, allowances, commission, bonuses, and any other rights and benefits accrued or arising in respect of each Employee for the period of their service in the relevant Business (or any predecessor of the relevant Seller in any part of the Business) including in relation to the termination of their service in the Business (including notice and redundancy payments), but excludes any Leave Entitlement;

Encumbrance means:

(a) any:

  (i) legal or equitable interest or power created, arising in or reserved in or over an interest in any property or asset; or

  (ii) security for payment of money, performance of obligations or protection against default (including a mortgage, bill of sale, charge, lien, pledge, trust, power or retention of title arrangement, right of set-off, assignment of income, garnishee order, monetary claim or flawed asset arrangement);

(b) any thing or preferential interest or arrangement of any kind giving a person priority or preference over claims of other persons with respect to any property or asset,

(c) a security interest as defined in the PPSA; or

(d) any agreement or arrangement (whether legally binding or not) to grant or create anything referred to in paragraph (a), (b) or (c);

Escrow Assets means the assets listed in Part 2 of Schedule 2;

Excluded Assets means any right, title or interest of a Seller in:

(a) any cash at bank, on hand or on deposit as at the Completion Date;

(b) the assets listed in Part 3 of Schedule 2;

(c) the Book Debts;

(d) any cause of action or claim, in each case including any proceeds;

(e) any insurance policy including any proceeds;

(f) the Excluded Records;

(g) any bank guarantee, security deposit or other lease security provided by the Seller to any Landlord in relation to a Lease; and

(h) any other asset or right of the Sellers not expressly listed in the definition of "Assets";

Excluded Records means any Record which:

(a) does not relate exclusively to the Businesses and which the relevant Seller must retain to carry on any other business it carries on;

(b) the Sellers or the Administrators are required to retain for the purposes of the administration or other external administration of the Sellers; or

(c) the Sellers or the Administrators must retain by Law;

Expert means a person:

(a) having appropriate qualifications and experience relevant to determining the dispute or disagreement in question;

(b) who is agreed by the parties or, failing agreement within [5] Business Days, is nominated at the request of any party by Australian Commercial Disputes Centre (**ACDC**) in accordance with the ACDC Rules for Expert Determination; and

(c) who does not act, or whose firm does not act, generally for any party;

Firm means Deloitte Touche Tohmatsu, Eclipse Tower, Level 19, 60 Station Street, Parramatta NSW 2150;

Franchise Agreements means the agreement or rights pursuant to which the Sellers use and operate the Businesses as part of the "Hooters" franchise system;

Goodwill means the goodwill of the Businesses arising from the conduct of the Businesses by the Sellers before Completion, including the Buyer's right to represent itself on and from Completion as carrying on the Businesses as the successor of the Sellers;

Government Agency means any government or any public, statutory, governmental (including a local government), semi-governmental or judicial body, entity, department or authority and includes any self-regulatory organisation established under statute;

GST has the meaning given to that term in *A New Tax System (Goods and Services Tax) Act 1999*;

Guarantors means P.C.S. and Chanticleer;

Information means any information, whether oral, graphic, electronic, written or in any other form, including:

(a) forms, memoranda, letters, specifications, processes, procedures, statements, formulae, technology, inventions, trade secrets, research and development information, know how, designs, plans, photographs, microfiche, business records, notes, accounting procedures or financial information, sales and marketing information, names and details of customers, suppliers and agents, employee details, reports, drawings and data;

(b) copies and extracts made of or from that information and data, whether translated from the original form, recompiled, partially copied, modified, updated or otherwise altered; and

(c) samples or specimens (if any) disclosed either before or after execution of this Agreement;

Insolvency Event means, in respect of a party, any one or more of the following events or circumstances:

(a) a winding up, dissolution, liquidation, provisional liquidation, administration, bankruptcy or becoming an insolvent under administration (as defined in section 9 of the Corporations Act);

(b) having a Controller or analogous person appointed to it or any of its property;

(c) being unable to pay any of its debts as and when due and payable or being deemed to be insolvent under any provision of the Corporations Act or any other Law;

(d) seeking protection from its creditors under any Law, entering into a compromise, moratorium, assignment, composition or arrangement with, or for the benefit of, any of its members or creditors; or

(e) any analogous event or circumstance to those described in paragraphs (a) to (d) under any Law;

unless such event or circumstance occurs as part of a solvent reconstruction, amalgamation, compromise, arrangement, merger or consolidation approved by the other parties (which approval is not to be unreasonably withheld or delayed);

Intellectual Property Rights means all present and future intellectual and industrial property rights conferred by statute, at common law or in equity and wherever existing, including:

(a) patents, inventions, designs, copyright, trade marks, brand names, product names, domain names, rights in circuit layouts, plant breeder's rights, know how, trade secrets and any other rights subsisting in the results of intellectual effort in any field, whether or not registered or capable of registration;

(b) any application or right to apply for registration of any of these rights;

(c) any registration of any of those rights or any registration of any application referred to in paragraph (b); and

(d) all renewals and extensions of these rights;

Landlord means the current lessor of each of the Business Premises;

Law means:

(a) principles of law or equity established by decisions of courts;

(b) statutes, regulations, orders or by-laws of the Commonwealth of Australia, any State or Territory of the Commonwealth of Australia or a Government Agency;

(c) requirements and approvals (including conditions) of the Commonwealth of Australia, any State or Territory of the Commonwealth of Australia or a Government Agency that have the force of law; and

(d) laws and rules applying to a United States public reporting company traded on a NASDAQ;

Lease means:

(a) registered lease 715718864 as varied by registered amendment 715718886; and

(b) registered lease 716077899;

Leave Entitlement means an Employee's entitlement due by Law or under any award, enterprise agreement, industrial instrument or other agreement or arrangement, for long service leave, personal leave or annual leave or leave loading or any of them which has accrued in respect of the period of their service in the relevant Business (or any predecessor of the relevant Seller in any part of the Business) but which has not yet been taken and remains unpaid;

Liability includes all liabilities, losses, damages, costs, interest, fees, penalties, fines, assessments, forfeiture and expenses of whatever description (whether actual, contingent or prospective);

Liquor Licences means:

(a) subsidiary on-premises licence with licence number 168739; and

(b) subsidiary on-premises licence with licence number 164695,

issued by the Queensland Office of Liquor and Gaming Regulation;

Liquor Licence Transfer means, in respect of each of the Liquor Licences, a Form 3 Application for a Transfer Liquor Licence to be completed and executed in accordance with the provisions of the *Liquor Act 1992 (QLD)*, the *Liquor Regulation 2002 (QLD)* and current requirements of the Queensland Office of Liquor and Gaming Regulation and the Law;

Loss or Claim means, in relation to any person:

(a) a damage, loss, cost (including legal costs on a full indemnity basis), expense, penalty, fine, forfeiture or liability incurred or suffered by the person; or

(b) a claim, notice, demand, action, proceeding, litigation, prosecution, arbitration, investigation, judgment or award made against the person,

however arising and whether present or future, fixed or unascertained, actual or contingent, based in contract, tort, equity or statute and whether involving a Third Party or a party to this Agreement or otherwise;

New Lease means a lease of the Business Premises between the Landlord (as lessor) and the Buyer (as lessee) commencing on and from Completion on terms and conditions no less favourable than the relevant Lease.

Notice to Complete has the meaning given in clause 6;

Plant and Equipment means all the plant, equipment (including computer equipment), machinery, furniture, fixtures and fittings owned by each Seller in connection with the relevant Business and located at the relevant Business Premises, including each item set out in Part 1 of Schedule 1;

PPSA means the *Personal Property Securities Act 2009 (Cth)*;

PPSA Security Interest means a security interest as defined in the PPSA;

PPS Law means the PPSA and any amendment made at any time to any other law as a consequence of the PPSA and any regulations issued in respect of the PPSA;

Prepayments means all periodic or recurring outgoings and expenses in respect of or relating to the Assets and the Businesses including (if and as applicable) rent, rates, tax(es), including gaming tax(es), electricity, gas, telephone, internet, salaries, wages, lease payments, hiring charges, employer superannuation contributions and other similar amounts paid by the Sellers as at the Completion Date but only to the extent they relate to the period on or after the Completion Date;

Prescribed Rate means the rate of 10% per annum;

Purchase Price means the sum of $830,000.00 (which includes the Deposit), and taking into account any adjustments to the Purchase Price under this Agreement;

Receiving Party means the party to whom Information is disclosed or who possesses or otherwise acquires Information belonging or relating to a Disclosing Party;

Records means all of the Sellers' original or copy records, sale brochures and catalogues, sale and purchasing records, lists of clients, suppliers and customers, documents, books, files, reports, correspondence, accounts, financial records, trading records, employment records, plans and all other material relating to or used in connection with the Assets or the Businesses (whether in written, electronic or other form);

Related Body Corporate has the meaning given to that term in the Corporations Act;

Related Entity has the meaning given to that term in the Corporations Act;

Relevant Items means each of:

(a) the Business Premises;

(b) the Leases;

(c) the Franchise Agreements;

(d) the Liquor Licences;

(e) any other contract, document or arrangement that is, or is to be, assigned, novated or transferred to the Buyer under or in connection with this Agreement;

Retail Law means the *Retail Shop Leases Act 1994* (QLD);

Retention Amount means $50,000;

Specified Exceptions means the clauses, matters and things referred to in clause 5.4(b);

Stamp Duty means any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes any interest, fine, penalty, charge or other amount in respect of the above but excludes any goods and services tax;

Stock means all inventory owned by the Sellers, located at the Business Premises and used or intended for use in connection with the Businesses as at close of business on the day before the Date for Completion, including all stocks of food, alcoholic, non-alcoholic beverages and merchandise, and including goods in transit, goods on consignment with a Third Party and stock ordered and paid for by the Sellers but not received by close of business on the day before the Date for Completion and all other general stock of a bar or restaurant used or intended for use in connection with the Businesses;

Sunset Date means, subject to any extension under clause 5.5 of this Agreement, the date that is 60 days after the Agreement Date or such other date as the Sellers and the Buyer agree in writing;

Surrender means a surrender of the Lease on terms and conditions acceptable to the Seller, acting reasonably;

Tax, Taxes or **Taxation** means all forms of present and future taxes, excise, stamp or other duties, imposts, deductions, charges, withholdings, rates, levies or other governmental impositions imposed, assessed or charged by any Government Agency, together with all interest, penalties, fines, expenses and other additional statutory charges relating to any of them, imposed or withheld by a Government Agency;

Tax Law means any Law relating to Tax;

Third Party means a person who is not a party to this Agreement;

Transaction means any transaction contemplated by or in connection with any Transaction Document;

Transaction Documents means:

(a) this Agreement;

(b) the Deed of Consent, or the New Lease and Surrender (where clause 13 applies);

(c) any document or agreement that the parties agree in writing is to be a Transaction Document for the purposes of this Agreement;

(d) any document or written agreement that is entered into under or related to any of the above; and

(e) any written undertaking by or to a party or its lawyers that is given under or related to any of the above; and

Transferring Employee means an Employee who before Completion accepts the Buyer's offer of employment referred to in clause 15.

1.2 Interpretation

In this Agreement, headings are used for convenience only and do not affect the interpretation of this Agreement and unless the context requires otherwise:

(a) the singular includes the plural and vice versa;

(b) a gender includes the other genders;

(c) other grammatical forms of defined words or expressions have corresponding meanings;

(d) a reference to a document includes the document as modified from time to time and any document replacing it;

(e) if something is to be or may be done on a day that is not a Business Day then it must be done on the next Business Day;

(f) the word "person" includes a natural person and any body or entity whether incorporated or not;

(g) the word "month" means calendar month and the word "year" means 12 months;

(h) the words "in writing" include any communication sent by letter, facsimile transmission or email or any other form of communication capable of being read by the recipient;

(i) a reference to a thing includes a part of that thing;

(j) a reference to all or any part of a statute, rule, regulation or ordinance (**statute**) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(k) wherever "include" or any form of that word is used, it must be construed as if it were followed by "(without being limited to)";

(l) money amounts are stated in Australian currency unless otherwise specified; and

(m) a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body that performs most closely the functions of the defunct body.

2. Agreement to buy and sell Assets and the Businesses

2.1 Sale and purchase

On and subject to the terms of this Agreement, the Sellers agree to sell and the Buyer agrees to purchase such right, title and interest as the Sellers may have in the Assets and the Businesses at Completion for the Purchase Price and on the other terms of this Agreement.

2.2 Title and risk

The title to and the risk of the Assets and the Businesses in clause 2.1 passes from the Sellers to the Buyer on and from Completion.

2.3 Items excluded from sale

In respect of any customer contracts for electricity, gas, telephone, internet or any other services or assets provided by Third Parties which are not stated to form part of the Assets, the Buyer must, if it wishes to retain the use of those items, assets or services (as applicable) in connection with the Businesses, make its own arrangements with the Third Parties that own or supplied those items, assets or services (as applicable) to the Sellers and the Sellers makes no warranty or representation about the Buyer's ability to enter into agreements with or negotiate such arrangements with the relevant Third Parties.

3. Purchase Price

3.1 Payment of the Purchase Price

In consideration of the Sellers agreeing to sell the Assets and the Businesses to the Buyer, the Buyer must pay the Purchase Price as follows:

(a) by payment of the Deposit to the Sellers on the Agreement Date in accordance with clause 3.2; and

(b) by payment of the balance of the Purchase Price to the Sellers on Completion,

subject to any adjustments under this Agreement.

3.2 Deposit

(a) The Buyer must pay the Deposit to the Sellers immediately on signing this Agreement.

(b) The Sellers may (but is not obliged to) invest the Deposit.

(c) The Sellers must hold and apply the Deposit in accordance with this Agreement.

(d) On Completion the Deposit and any accrued interest will vest in the Sellers absolutely.

3.3 No Completion – Deposit

(a) The Buyer agrees that, if Completion does not occur, the Deposit paid to the Sellers by the Buyer under clause 3.2 is to be applied in accordance with this clause 3.3.

(b) If Completion does not occur on or before the Sunset Date in circumstances where the Buyer and Guarantors are not in breach of any of its obligations under the Transaction Documents, then the Sellers must pay the Deposit plus any accrued interest (if any) to the Buyer, which will vest in the Buyer absolutely.

(c) If this Agreement is lawfully rescinded or terminated then, in addition to any other rights, powers or remedies provided by law:

(i) each party is released from its obligations under this agreement other than the obligations set out in clause 5.4(b); and

(ii) each party retains the rights it has against any other party in connection with any breach or claim that has arisen before rescission or termination.

(d) For the avoidance of doubt, if Completion does not occur on or before the Sunset Date in circumstances (including as a result of the termination of this Agreement) where the Buyer or the Guarantors breach of any of its obligations under the Transaction Documents, the Deposit plus any accrued interest will vest in the Sellers absolutely, time being of the essence.

3.4 Apportionment of Purchase Price

The Purchase Price is apportioned as follows:

Asset	**Purchase Price apportionment**
Stock	$30,000.00
the remaining Assets, excluding Stock	$800,000.00

3.5 Manner of payment

All payments of any nature to or for the benefit of the Sellers under this Agreement must be made by bank cheque, electronic transfer to an account or accounts nominated by the Sellers or the Administrators or otherwise in cleared funds.

4. Period before Completion

(a) In the period between the Agreement Date and the Completion Date, the Sellers must:

(i) not Dispose of any Assets other than in the ordinary course of business;

(ii) not acquire an asset other than in the ordinary course of business;

except with the Buyer's prior written consent.

(b) The Sellers are not required to undertake any acts or obligations that would not normally be undertaken by an administrator trading the Businesses as agent for the relevant Seller with a view to selling it as a going concern. For the avoidance of doubt nothing in this Agreement requires the Sellers or the Administrators to continue trading the Businesses.

5. Conditions precedent to Completion

5.1 Conditions precedent

Completion is conditional on each of the following conditions set out below being fulfilled in accordance with the terms of this Agreement:

(a) each Landlord either:

(i) entering into a Deed of Consent consenting to the assignment of the relevant Lease from the relevant Seller to the Buyer; or

(ii) granting a New Lease and Surrender; and

(b) the Office of Liquor and Gaming Regulation granting "subject to completion" approval to the Liquor Licence Transfer for both of the Liquor Licences.

5.2 Duties in relation to Conditions Precedent

The Buyer and the Sellers must, in relation to the Conditions Precedent:

(a) use their best endeavours to ensure that the Conditions Precedent are fulfilled as soon as possible;

(b) keep the other parties informed of any circumstances which may result in a Condition Precedent not being, or becoming incapable of being, fulfilled;

(c) not take any action that would, or would be likely to, prevent or hinder the fulfilment of any Condition Precedent; and

(d) promptly notify the other parties in writing if it becomes aware that a Condition Precedent has been fulfilled or has become incapable of being fulfilled.

5.3 Waiver

The Conditions Precedent may only be waived if the Sellers, the Administrators and the Buyer agree in writing

5.4 Failure of Condition

(a) The Sellers or the Buyer (if the Buyer is not otherwise in breach of the Transaction Documents) may terminate this Agreement at any time after the Sunset Date by giving written notice to each other party at any time before Completion if:

(i) a Condition Precedent is not fulfilled or waived before 5pm (AEST) on the Sunset Date;

(ii) a Condition Precedent having been fulfilled, that Condition Precedent does not remain fulfilled in all respects at all times until Completion; or

(iii) Completion has not occurred by 5pm (AEST) on the Sunset Date.

(b) On termination under this clause, each party is released from all of its obligations and liabilities under this Agreement, regardless of when those obligations and liabilities arose, except for obligations and liabilities (and the corresponding rights):

(i) under clause 3.3 (No Completion - Deposit);

(ii) under clause 19 (Confidentiality);

(iii) under clause 21 (Administrators' capacity and liability);

(iv) under clause 24 (Guarantee and Indemnity);

(v) under clause 26 (Goods and services tax (GST));

(vi) under clause 28.12 (Duty); and

(vii) in connection with any Loss or Claim of the Sellers or the Administrators that arose before termination.

5.5 Seller's Rights if Prevented from Completion

(a) If any Seller or the Administrators are restrained or prevented from completing this Agreement by injunction, court proceedings, any enforcement action by a secured creditor, claims by Third Parties, caveat, requisition or otherwise (each an **Impediment**), the Sellers may (but are not obliged) to do any or all of the following:

(i) on or prior to the Sunset Date, extend the Sunset Date to a date which is up to 60 days after the Sunset Date (**Extended Sunset Date**) by notice to the Buyer; or

(ii) if after exercising its rights under clause 5.5(a)(i) the Sellers or the Administrators determine in their absolute discretion that they are unable to remove the Impediment, terminate this Agreement by notice in writing to the Buyer.

(b) The Buyer will have no claim against the Sellers or the Administrators in respect of any delay in Completion or termination of this Agreement caused by the Sellers or the Administrators exercising their rights under clause 5.5(a) and will not be entitled to take any action against the Sellers or the Administrators to complete this Agreement prior to removal of the Impediment except as provided for in clause 5.5(c).

(c) If the Sellers:

(i) are unable to procure the removal of the Impediment; or

(ii) fails to serve on the Buyer notice confirming the removal of the Impediment,

by the Extended Sunset Date, then the Buyer (if the Buyer is not otherwise in breach of the Transaction Documents) may terminate this Agreement by serving a notice of termination on the other parties.

(d) If this Agreement is terminated under this clause, then each party is released from all of its obligations and liabilities under this Agreement, regardless of when those obligations and liabilities arose, except for obligations and liabilities (and the corresponding rights) referred to in the Specified Exceptions.

6. Notice to Complete

(a) If Completion has not been effected on or before the date contemplated in clause 8.1 any party, not being in default under this Agreement, may give to the other fourteen (14) days notice in writing (**Notice to Complete**) to complete and making time of the essence of this Agreement. The party to whom such notice is given will not be entitled to object to the sufficiency or adequacy of the period of such notice.

(b) If the Buyer does not comply with a Notice to Complete then the Sellers or Administrators may, by notice in writing served upon the Buyer, either:

(i) terminate this Agreement and seek damages against the Buyer and/or the Guarantors; and/or

(ii) enforce against the Buyer and/or the Guarantors, without further notice, any other rights and remedies available to the Sellers.

(c) If the Sellers do not comply with a Notice to Complete within fourteen (14) days, the Buyer may, by notice in writing served upon the Sellers or Administrators, terminate this Agreement whereupon the deposit will be immediately returned to the Buyer.

7. Liquor Licence

7.1 Liquor Licence Transfer

(a) On the Agreement Date, the Buyer must advise the Sellers or the Administrators in writing of the name and address of the Buyer's Nominee.

(b) Within 3 Business Days after the Agreement Date, the Buyer must deliver to the Seller:

(i) a Liquor Licence Transfer in relation to the Liquor Licence which has been completed and executed by the Buyer's Nominee as proposed transferee and proposed business owner of the Liquor Licence;

(ii) all documents required to be lodged with the Liquor Licence Transfer and which are necessary for the successful completion and lodgement of the Liquor Licence Transfer; and

(iii) subject to clause 7.1(c), a cheque payable to 'Office of Liquor, Gaming and Regulation' in respect of any prescribed application fee payable in relation to the Liquor Licence Transfer.

(c) The Buyer shall not be required to deliver a cheque in accordance with clause 7.1(b)(iii) if valid and complete credit card details are provided in the Liquor Licence Transfer.

(d) As soon as reasonably practicable after receiving the documents in accordance with clause 7.1(b), the Seller, as current licensee, must execute the Liquor Licence Transfer.

(e) Subject to receiving the documents in accordance with clause 7.1(b), the Sellers must promptly lodge with the Office of Liquor and Gaming Regulation, the documents received from the Buyer under clause 7.1(b).

(f) The Buyer authorises the Sellers to make all necessary enquiries as to the progress of the Liquor Licence Transfer. The Buyer must immediately provide all necessary or further information requested by the Sellers to allow the Liquor Licence Transfer to be granted "subject to completion" approval on or before the Completion Date.

(g) The Buyer agrees to do all things reasonably within the power of the Buyer to cause the Liquor Licence Transfer to be granted and if any submission against its approval is lodged, to lodge its own submission to contest any such submission. The Buyer must not object to any conditions being imposed by the Office of Liquor and Gaming Regulation on the Liquor Licence or the Liquor Licence Transfer and cannot delay completion of, or rescind or terminate, this Agreement as a result of any such conditions.

(h) The Sellers reserve the right to lodge its own submission in support of the Liquor Licence Transfer.

(i) The Buyer must pay any duty (including related interest or penalties) payable on the Liquor Licence Transfer under the *Duties Act 2001 (QLD)*.

7.2 Liquor Licence Transfer refusal

(a) If the Liquor Licence Transfer is refused by the Office of Liquor and Gaming Regulation, due in whole or in part to an objection to:

(i) the Buyer's Nominee, then another nominee must be nominated by the Buyer and the Buyer must provide the Sellers with the documents required under clause 7.1(b), modified as necessary to reflect the new nominee; or

(ii) the manager, then another manager will be nominated by the Buyer and the buyer will provide the documents required under clause 7.1(b), modified as necessary to reflect the new manager.

(b) The Buyer indemnifies the Sellers and the Administrators in respect of, and must pay upon request, all costs and expenses incurred by the Sellers or the Administrators in respect of the unsuccessful Liquor Licence Transfer if the Liquor Licence Transfer is refused for the reasons referred to in clause 7.2(a).

7.3 If Completion does not occur

(a) If the Liquor Licence is granted "subject to completion' approval, but Completion does not occur:

(i) the Sellers may withdraw all documentation lodged with the Office of Liquor and Gaming Regulation in relation to the Liquor Licence Transfer and the Liquor Licence Transfer will be taken to have not occurred; or

(ii) if the Sellers are unable to withdraw the Liquor Licence Transfer in accordance with clause 7.3(a)(i), the Buyer undertakes to immediately re-transfer the Liquor Licence granted to the Buyer's Nominee (or relevant replacement) back to the Seller or a person to be nominated in writing by the Sellers, at the Buyer's own expense.

(b) During the period it takes for the Liquor Licence to be re-transferred in accordance with clause 7.3(a)(ii), the Buyer must only deal with the Liquor Licence as directed by the Sellers or the Administrators.

7.4 Approval

From the earlier of:

(a) the date the Liquor Licence Transfer is transferred to the Buyer's Nominee by the Office of Liquor and Gaming Regulation; and

(b) Completion,

the Buyer:

(c) accepts responsibility for the performance of all of the obligations and liabilities under the Liquor Licence (including the payment of any money due under the Liquor Licence); and

(d) indemnifies the Sellers and the Administrators against any Loss or Claim arising from or in connection with the Liquor Licence.

8. Completion

8.1 Time and place

Subject to clause 5.5, Completion must take place at the office of William James, Upper Ground Floor, Trafalgar Square, 230 Clarence Street, Sydney at 10am 2 Business Days after the satisfaction of the Conditions Precedent, or such other time or place agreed by the parties in writing.

8.2 Seller's obligations at Completion

At Completion, the Sellers must:

(a) make available to the Buyer for collection, such of the Assets capable of passing by delivery, at the respective places where they are located;

(b) to the extent that they are available at Completion, deliver to the Buyer the original Records (other than the Excluded Records) in relation to the Assets and the Businesses; and

(c) provide a consent to transfer number reference provided by ASIC for the Business Names that will entitle the Purchaser to register the Business Names after Completion,

provided that the Sellers shall not be obliged to do so unless and until the Buyer has complied with its obligations under clause 8.3(a) concerning payment of the balance of the Purchase Price.

8.3 Buyer's obligations at Completion

At Completion the Buyer must:

(a) pay the Purchase Price or that part of the Purchase Price as is required to be paid at Completion to the Sellers in accordance with clauses 3.1 and 11.2, subject to any adjustments under this Agreement;

(b) take possession of each Asset;

(c) accept all the documents and other items specified in clause 8.2 which the Sellers give the Buyer under that clause; and

(d) do all other acts and execute all other documents that this Agreement requires the Buyer to do or execute at Completion.

9. Adjustments to the Purchase Price

9.1 Sellers to provide statement

On the day before Completion, the Sellers must provide to the Buyer a written statement setting out:

(a) the amount of all Accruals and Prepayments; and

(b) any amount to be paid by either the Buyer or the Sellers to the other of them, under clause 9.2.

9.2 Difference between Accruals and Prepayments

If:

(a) Prepayments exceed Accruals, the Buyer must pay an amount equal to the difference to the Sellers; or

(b) Accruals exceed Prepayments, the Sellers must pay an amount equal to the difference to the Buyer,

in accordance with clause 11.2, as an adjustment to the Purchase Price.

10. Retention Amount

(a) The Buyer acknowledges that one or more Third Parties has asserted ownership over the Escrow Assets.

(b) As soon as practicable after receiving the balance of the Purchase Price from the Buyer pursuant to clause 8.3(a), the Sellers shall transfer the Retention Amount into a separate bank account as a retention fund against claims that an Asset is owned by a Third Party.

(c) The Sellers may use any of the Retention Amount to satisfy any such claim made against any Asset sold under this Agreement.

(d) The Retention Amount, or any remaining part thereof as the case may be, shall vest in the Sellers 60 days from the Completion Date, once all such claims notified to the Seller or the Administrators in this period have been resolved.

11. Final payment

11.1 Final payment certificate

On or before the Completion Date, the Sellers must prepare and deliver to the Buyer a final payment certificate (**Final Payment Certificate**) setting out the balance of the Purchase Price payable by the Buyer, after taking into account:

(a) any payments already made or to be made by the Buyer on Completion under this Agreement;

(b) any amounts owed by the Buyer or the Guarantors under any Transaction Document, which for the avoidance of doubt the parties agree shall be treated as an increase to the Purchase Price;

(c) amounts payable by either the Buyer or the Sellers under clause 9.2; and

(d) any security deposits provided by the Sellers under any contract, document or arrangement that is being assigned, novated or transferred to the Buyer under or in connection with this Agreement where that security deposit has not been refunded to the Sellers and is being held for the benefit of the Buyer as at Completion (which amounts are to be taken as an increase in the Purchase Price).

11.2 Payment of balance of Purchase Price

Subject to clause 11.3 on Completion the Buyer must pay to the Sellers the balance of the Purchase Price set out in the Final Payment Certificate.

11.3 Disputes over value of Adjustments

If the Buyer, acting in good faith, disagrees with the statement delivered under clause 9.1 or the Final Payment Certificate delivered under clause 11.1 and the parties cannot reach agreement by the Completion Date, then:

(a) on Completion, the Buyer must pay to the Sellers the balance of the Purchase Price set out in the Final Payment Certificate;

(b) the Buyer and the Sellers must use their reasonable endeavours to reach agreement as soon as possible;

(c) if the Buyer and the Sellers are unable to reach agreement within 5 Business Days after Completion, the Buyer and the Sellers must refer the disagreement to an Expert for determination under clauses 11.4 to 11.7 (inclusive); and

(d) the Buyer and the Sellers must, within 5 Business Days after receipt of the Expert's determination, account to each other, as appropriate, in accordance with the Expert's determination.

11.4 Role of Expert

The Expert acts as an expert and not as an arbitrator. The parties must accept the determination of the Expert as final and binding, except in the case of manifest error.

11.5 Process

The Expert:

(a) must conduct its determination in accordance with the ACDC Rules for Expert Determination, which Rules are taken to be incorporated into this Agreement;

(b) may proceed in the manner the Expert thinks most appropriate and is not bound to follow the rules of natural justice or the rules of evidence;

(c) must take into account all information and submissions provided to the Expert by the parties relating to the matter to be determined;

(d) must determine the matter in a manner that has regard to, and is consistent with, the terms of this Agreement; and

(e) must promptly give each of the parties a written determination that includes the reasons for the determination.

11.6 Information

The Sellers and the Buyer must:

(a) give the Expert access to any records that are relevant to the matter to be determined;

(b) use reasonable endeavours to make available to the Expert all information relevant to the dispute and which the Expert reasonably requires in order to resolve the dispute; and

(c) provide to the Expert any other assistance reasonably requested by the Expert.

11.7 Costs

Each party must pay its own costs of complying with clauses 11.4 to 11.7 (inclusive). Unless the Expert otherwise determines, having regard to all the circumstances, the costs of the Expert and any other costs must be shared equally by the parties.

12. Lease Agreement

12.1 Election

(a) The Buyer may elect to:

(i) take an assignment of the Leases; or

(ii) if the relevant Landlord agrees, take a new lease of the Premises from the Landlord.

by giving the Sellers written notice of its election within 5 Business Days after the Agreement Date.

(b) If the Buyer does not give a notice under clause 12.1(a) then it is deemed to have made an election to take an assignment of the Leases.

12.2 Sale subject to Lease

The Buyer accepts the Leases (or the New Lease, if the Buyer makes an election under clause 12.1(a)(ii)).

12.3 Landlord's costs

(a) Despite any other clause in this Agreement, or any Lease, the Buyer is responsible for and must pay to the Landlord or reimburse to the Sellers any costs charged by the Landlord, including costs incurred for:

(i) drafting, negotiating and finalising a Deed of Consent or the New Lease and Surrender;

(ii) approving the Buyer;

(iii) obtaining any consents the Landlord must get before giving any approvals; and

(iv) any other document concerning the assignment of the Lease or the New Lease and Surrender.

(b) The Buyer is responsible for any registration fees and stamp duty payable in connection with either:

(i) the assignment of the Lease; or

(ii) the New Lease and the Surrender (where an election is made under clause 12.1(a)(ii)).

12.4 Sellers' Costs

The Sellers are responsible for their own costs of any Assignment and Surrender of the Leases.

13. Surrender of Lease and New Lease

13.1 Applicability

This clause 13 only applies if the Buyer elects to take a New Lease under clause 12.1(a)(ii).

13.2 Sellers' obligations

The relevant Seller must use all reasonable endeavours to procure a Surrender on and from Completion.

13.3 Buyer's obligations

The Buyer must use all reasonable endeavours to procure that the Landlord enters into a New Lease commencing from Completion and gives a Surrender effective on Completion, including by:

(a) providing all financial information required by the Landlord;

(b) providing all information required by the Landlord in relation to the Buyer's retailing skills;

(c) providing the Landlord with any bank guarantee, security deposit, guarantee or indemnity or other security that the Landlord reasonably requires with respect to the performance of its obligations as lessee under the New Lease;

(d) providing any other information or documentation or comfort the Landlord may reasonably require under the New Lease;

(e) by providing such information and documents as the Landlord may require from time to time under the Retail Law; and

(f) if the Buyer is required to provide any other document or information to any person under the Retail Law or any other relevant retail leases legislation, providing such document or information within the time permitted under that legislation.

13.4 If Landlord refuses to enter into New Lease

If the Landlord refuses to enter into the New Lease and/or the Surrender, then the parties agree that the Buyer will elect to take an assignment of the Lease.

14. Assignment of Lease

14.1 Applicability

This clause 14 only applies if the Buyer elects to take an assignment of the Lease under clause 12.1(a)(i) or is deemed to have elected to do so under clause 12.1(b) or clause 13.4.

14.2 Seller's obligations

On and from the Agreement Date, if the Landlord requires the Buyer and the Sellers to enter into a deed as a condition of giving its consent to the assignment of the Lease, then the Sellers must use all reasonable endeavours to procure that the Landlord enters into the Deed of Consent before the Sunset Date.

14.3 Buyer's obligations

The Buyer must provide all reasonable assistance that the Sellers reasonably require (at the Buyer's cost) to procure the Landlord's consent to the assignment of the Lease in accordance with the requirements of the Lease, including:

(a) providing all financial information required by the Landlord;

(b) providing all information required by the Landlord in relation to the Buyer's retailing skills;

(c) entering into a Deed of Consent, if required by the Landlord;

(d) acknowledging that it will observe and perform the lessee's covenants in the Lease;

(e) providing the Landlord with any bank guarantee, security deposit, guarantee or indemnity or other security that the Landlord reasonably requires with respect to the performance of its obligations as lessee under the Lease;

(f) providing any other information or documentation or comfort the Landlord may reasonably require under the Lease;

(g) by providing such information and documents as the Landlord may require from time to time under the Retail Law; and

(h) if the Buyer is required to provide any other document or information to any person under the Retail Law or any other relevant retail leases legislation, providing such document or information within the time permitted under that legislation;

14.4 Transfer

(a) The Buyer must properly execute and stamp any necessary transfer of lease form and ensure that the transfer of lease form is lodged with the relevant land titles office promptly after Completion and use all reasonable endeavours to obtain registration of the transfer of lease form, at the sole cost of the Buyer.

(b) The Buyer must provide the Sellers with evidence of registration of the transfer of lease form no later than the date that is 1 month after Completion.

15. Employees

15.1 Offer of employment

(a) On or as soon as practicable after the Agreement Date but before the Completion Date, the Buyer may make offers of employment to the Employees provided such offers are conditional upon Completion occurring.

(b) The Buyer will confirm with the Administrators when the offers of employment are made to the Employees and on what terms as soon as practicable after making such offers.

(c) The Sellers will use reasonable endeavours to encourage those Employees that are offered employment by the Buyer under clause 15.1(a) to accept the offers of employment provided to them by the Buyer.

(d) The parties agree and acknowledge that the Employees who do not become Transferring Employees, remain the responsibility of the relevant Seller and the Buyer will have no responsibility whatsoever for any Liability relating to those employees.

15.2 Terms and conditions of employment

Each offer to the Employees must be:

(a) conditional on Completion occurring and effective on and from Completion;

(b) irrevocable before the day that is 2 Business Days after the Sunset Date;

(c) conditional on the Employee resigning from his or her employment with the Seller, effective immediately before commencement of employment with the Buyer; and

(d) otherwise, be on terms acceptable to the Sellers.

15.3 Buyer's obligations

On and from Completion, the Buyer is responsible for, and indemnifies the Sellers against all Employee Entitlements and Leave Entitlements that accrue to Transferring Employees in respect of the period on or after Completion, including all remuneration and entitlements, relating to their actual employment by the Buyer.

15.4 Sellers' obligations

At or within 10 Business Days after Completion, the Sellers must provide the Buyer with details of the superannuation fund(s) (to the extent that they are available to the Seller) to which the relevant Seller was contributing on behalf of the Transferring Employees before Completion so as to enable the Buyer to continue making contributions to those funds in accordance with applicable Laws.

16. Debtors and Creditors

16.1 Debts incurred prior to the Completion Date

(a) Subject to clause 16.2(b), the Sellers are solely responsible for all debts and Liabilities incurred before Completion in respect of the Businesses and the Assets.

(b) All Prepayments must be reimbursed by the Buyer to the Sellers as an adjustment to the Purchase Price in accordance with clause 9.2.

16.2 Debts incurred after the Completion Date

(a) The Buyer is solely responsible for all debts and Liabilities incurred on or after Completion in respect of the Assets and the Businesses and must indemnify and keep indemnified the Sellers and the Administrators against any Loss or Claim in relation to those debts and Liabilities.

(b) For the avoidance of doubt, the Buyer's liability under clause 16.2(a) includes all debts and Liabilities in relation to any orders placed by the Sellers in respect of the Businesses prior to Completion for which goods or services have not yet been provided prior to Completion.

(c) All Accruals must be paid for by the Sellers to the Buyer as an adjustment to the Purchase Price in accordance with clause 9.2.

16.3 Entitlement to income

(a) The parties acknowledge and agree that the Sellers are entitled to income derived from conducting the Businesses before Completion and the Buyer is entitled to income derived from conducting the Businesses on and from Completion.

(b) Without limiting clause 16.3(a), the Book Debts remain the property of the Sellers and after Completion the Buyer must promptly account to the Sellers in respect of any moneys received by the Buyer in part or full payment of any of the Book Debts.

(c) The Sellers and the Buyer must keep each other regularly informed as to moneys received by either of them contrary to the principles in clauses 16.3(a) and 16.3(b).

17. Indemnity in relation to transferred contracts

The Buyer accepts responsibility for the performance of any contract, document, Authorisation or arrangement that is assigned or transferred to the Buyer under or in connection with this Agreement on and from the time of assignment or transfer (including any obligation for the payment of any money), but only for the period after Completion and must indemnify and keep indemnified the Sellers and the Administrators against any Loss or Claim arising from or in connection with any breach or non-performance of any such contract, document, Authorisation or arrangement by the Buyer.

18. Personal Property Securities regime

18.1 PPSA further steps

(a) If in the Sellers' opinion:

(i) any of the Transaction Documents contains or any of the Transactions creates a PPSA Security Interest for the purposes of the PPS Law; or

(ii) the PPS Law does or could affect the Seller's rights or obligations under or in connection with any Transaction Document,

(each a **PPSA Event**), the Sellers may, in its absolute discretion, do any of the following:

(iii) register or give any notification in connection with any relevant PPSA Security Interest and exercise rights in connection with the PPSA Security Interest; and

(iv) give notice to the Buyer requiring it to do anything at its expense that the Sellers require for the purposes of the relevant PPSA Event including, but not limited to, amending any of the Transaction Documents, executing any new document or agreement, obtaining consents and supplying information.

(b) The Buyer must comply with any notice received pursuant to clause 18.1(a) within the time stipulated in the notice.

18.2 Sellers' right to terminate the Agreement

If:

(a) any action referred to in clause 18.1 is not taken to the Sellers' satisfaction; or

(b) despite such action the Sellers determine that its rights or obligations under or in connection with the Transactions or any of the Transaction Documents have been or will be materially adversely affected,

then the Sellers may give notice to the Buyer terminating this Agreement or any other document in connection with the Transactions and requiring:

(c) full repayment of all outstanding monies (if any); and

(d) the return of all of the Sellers' property within the control of the Buyer (if any),

within 10 days after the date of notification. Upon the giving of that notice, each party is released from all of its obligations and liabilities under this Agreement, regardless of when those obligations and liabilities arose, except for obligations and liabilities (and the corresponding rights) referred to in the Specified Exceptions or under this clause 18.2.

18.3 General

(a) The Buyer irrevocably and unconditionally waives its right to receive from the Sellers any notice under the PPS Law (including notice of a verification statement) unless required by the PPS Law and if the notice cannot be excluded.

(b) The Buyer must not register a PPSA Security Interest against the Sellers without their prior written consent.

(c) The Buyer must notify the Sellers immediately of any change in its name, address, and any other information provided to the Sellers to enable the Sellers to register a financing change statement under the PPS Law if required.

(d) The parties agree that the subject matter referred to in section 275(1) of the PPS Law is confidential and each party must not disclose any such information to a third party (other than their professional advisers and financiers or to enforce a right under or in connection with this Agreement).

18.4 Contracting out

(a) The following provisions of the PPS Law do not apply and, for the purposes of section 115 are "contracted out" of these terms, namely sections 95, 96, 121(4), 125, 130, 132(3)(d), 132(4), 135, 142 and 143.

(b) The parties agree that the Sellers have the power to retain, deal with or dispose of any property seized by it in the manner specified in sections 123, 125, 126, 128, 129 and 134(1) of the PPS Law and in any other manner it deems fit.

18.5 Survival

The parties agree that the provisions of this clause 18 survive any completion, expiry or termination of this Agreement.

19. Confidentiality

19.1 Obligations of confidentiality

(a) The Receiving Party acknowledges that the Disclosing Party's Confidential Information is the property of and confidential to, or a trade secret of, the Disclosing Party. Subject to clause 19.2, the Receiving Party must:

(i) keep the Disclosing Party's Confidential Information confidential and not directly or indirectly disclose, divulge or communicate that Confidential Information to, or otherwise place that Confidential Information at the disposal of, any other person without the prior written approval of the Disclosing Party;

(ii) take all reasonable steps to secure and keep secure all of the Disclosing Party's Confidential Information coming into its possession or control; and

(iii) not memorise, use, modify, reverse engineer or make copies, notes or records of the Disclosing Party's Confidential Information for any purpose other than in connection with the performance by the Receiving Party of its obligations under this Agreement or any Law.

(b) For the avoidance of doubt, the parties agree not to disclose the terms of this Agreement or its subject matter including, without limitation, the fact that Completion has occurred.

19.2 Exceptions

The obligations of confidentiality under clause 19.1 do not apply to any information that:

(a) is generally available to the public (other than by reason of a breach of this Agreement);

(b) is disclosed with the prior written approval of the Disclosing Party;

(c) is disclosed to the Office of Liquor Gaming & Racing or the Independent Liquor and Gaming Authority in relation to the Liquor Licence Transfer;

(d) is disclosed to the Landlord for the purposes of satisfying the Conditions Precedent;

(e) is disclosed to a professional adviser, banker or financial adviser of the Receiving Party or to a person whose consent or approval is required under or in connection with this Agreement;

(f) is required in order for the Administrators to comply with their obligations as administrators or liquidators of the Sellers;

(g) Chanticleer is required to disclose to the Securities Exchange Commission under the Securities Exchange Act of 1934 and Securities Act of 1933;

(h) is required to be disclosed by any applicable Law; or

(i) is disclosed by a party in order to enforce any of its rights under or in connection with this Agreement.

19.3 Survival

The obligations imposed by this clause 19 survive any completion, expiry or termination of this Agreement.

20. Termination

(a) If at any time on or before the Completion Date:

(i) a Condition Precedent becomes incapable of being fulfilled and has not otherwise been waived;

(ii) the Buyer breaches any of its obligations under the Transaction Documents; or

(iii) an Insolvency Event occurs in relation to the Buyer or the Guarantor,

then the Sellers or the Administrators may terminate this Agreement (without prejudice to the Seller's or the Administrators' other rights and remedies) by notice to the Buyer, whereupon the Sellers and the Administrators will be released from all of their obligations and liabilities under this Agreement, regardless of when those obligations and liabilities arose, except for obligations and liabilities (if any) under clause 3.3. For the avoidance of doubt, if an Insolvency Event occurs in relation to the Buyer or the Guarantor, the Buyer shall be deemed to have breached this Agreement.

(b) If at any time on or before the Completion Date:

(i) a Condition Precedent becomes incapable of being fulfilled and it has not otherwise been waived; or

(ii) the Sellers breach any of their obligations under the Transaction Documents; or

then the Buyer may terminate this Agreement (without prejudice to the Buyer's other rights and remedies) by notice to the Seller, whereupon the Buyer will be released from all of its obligations and liabilities under this Agreement, regardless of when those obligations and liabilities arose.

21. Administrators' capacity and liability

21.1 Administrators acting as agent

(a) All references to the Administrators in this Agreement are references to the Administrators in their capacity as administrators of the Sellers.

(b) Each of the Buyer and the Guarantors acknowledges and agrees that:

(i) the Buyer is contracting with the Sellers for the purchase of the Assets and the Businesses under this Agreement and not the Administrators;

(ii) by entering into this Agreement, the Administrators are acting not in a personal capacity but as agents of the Sellers; and

(iii) any Information provided in connection with this Agreement to the Buyer by the Administrators or the Administrators' Representatives is provided on behalf of the Sellers.

(c) If either of the Sellers enters into liquidation at any time prior to Completion, this Agreement and the Transaction Documents shall continue to operate as if references to the Administrators includes the Administrators in their capacity as liquidators of the relevant Seller.

21.2 No personal liability of Administrators

For the avoidance of doubt, the parties agree that in connection with the negotiation, execution and completion of this Agreement, the Administrators are acting as the agent of the Sellers and to the maximum extent permitted by Law:

(a) neither the Administrators nor the Administrators' Representatives are personally liable under:

(i) this Agreement;

(ii) the transactions contemplated by this Agreement;

(iii) any act, matter or thing arising out of or in connection with this Agreement; or

(iv) under any other deed, instrument or document entered into, under or in connection with this Agreement;

(b) any Loss or Claim the Buyer or the Guarantors may have resulting from a breach of an implied or express term of this Agreement or in connection with the Assets or the Businesses must be made solely against the relevant Seller;

(c) each of the Buyer and the Guarantors releases the Administrators and the Administrators' Representatives from liability to the Buyer or the Guarantors for any Loss or Claim on any ground in connection with this Agreement, the Assets or the Businesses or under any other deed, instrument or document entered into, under or in connection with this Agreement; and

(d) each Administrator is entitled to enforce his rights under this Agreement independently of each other Administrator.

21.3 Survival

The parties agree that the provisions of this clause 21 survive any completion, expiry or termination of this Agreement.

22. No warranties

22.1 Buyer's acknowledgments

Each of the Buyer and the Guarantors acknowledge and agree that:

(a) to the maximum extent permitted by Law, the Sellers and the Administrators make no statements or representations nor give any warranties in respect of the sale of the Assets and the Businesses or about the quality or condition of the Assets or the Business or the Relevant Items nor do they make or give any other representations or warranties except those expressly set out in this Agreement;

(b) without limiting clause 22.1(a), the Sellers and the Administrators do not make any statements or representations nor give any warranties about:

(i) the physical state, quality or condition of any of the Assets or the Businesses or the Relevant Items;

(ii) the standing, validity or enforceability of, or compliance by the Sellers with, any Intellectual Property Rights or the Relevant Items;

(iii) any rights of the Sellers (including title) in respect of the Assets or the Businesses or the Relevant Items;

(iv) the Assets being free of any Encumbrance;

(v) the value of the Assets or the Businesses or the Relevant Items;

(vi) the accuracy of the description of the Assets or the Businesses or the Relevant Items;

(vii) the purposes for which the Assets or the Businesses or the Relevant Items can legally and physically be used;

(viii) the ability of the Buyer to negotiate agreements with, or enter into arrangements, with any Third Party that owns or supplied:

  (A) those items of plant and equipment listed in Part 3 of Schedule 1;

  (B) any customer contracts for electricity, gas, telephone, internet or any other services or assets provided by Third Parties which are not stated to form part of the Assets;

(ix) compliance of the Assets or the Businesses or the Relevant Items with any Laws;

(x) whether all licences, approvals, permits, consents, certificates or authorities required for the use of the Assets or the Businesses or the Relevant Items are held by the Seller;

(xi) whether the Sellers have complied with all licences, approvals, permits, consents, certificates or authorities granted in respect of any of the Assets or the Businesses or the Relevant Items;

(xii) whether the Sellers have complied with all obligations imposed on it by statutes, orders, regulations, industrial instruments (including enterprise agreements and modern awards) relevant to conditions of service;

(xiii) the profitability or financial performance of the Assets or the Businesses or the Relevant Items;

(xiv) the future viability or profitability of the Assets or the Businesses or the Relevant Items;

(xv) the truth, accuracy or completeness of any information or statements contained within any information memoranda, due diligence or other materials provided to the Buyer in relation to the state, condition or sale of the Assets or the Businesses or the Relevant Items;

(xvi) the fitness or suitability of the Assets or the Businesses or the Relevant Items for any purpose (including any purpose expressly or impliedly disclosed by the Buyer to the Sellers, the Administrators or the Administrators' Representatives);

(xvii) the suitability of the Business Premises for the Businesses or any other purpose;

(xviii) the fixtures and fittings at the Business Premises;

(xix) the likelihood of the Liquor Licence Transfer being approved;

(xx) the terms or conditions of any contract, document, Authorisation or arrangement to which any Seller is a party;

(xxi) the standing, validity or enforceability of any contract, document, Authorisation or arrangement to which any Seller is a party;

(xxii) the standing, validity or enforceability of any actual or proposed assignment, novation or transfer of any contract, document, Authorisation or arrangement to which any Seller is a party; or

(xxiii) any counterparty to any contract, document, Authorisation or arrangement to which any Seller is a party (including the landlord);

(c) to the maximum extent permitted by Law, all warranties, representations and statements which may have been made or given by the Sellers, the Administrators, the Administrators' Representatives or any person purporting to act on behalf of the Sellers or the Administrators, whether express, implied, written or oral, other than those expressly contained in this Agreement, are excluded and the Sellers and the Administrators disclaim all liability in relation to these;

(d) each of the Buyer and the Guarantors do not rely on any statement, representation, warranty, condition or other conduct in relation to the Businesses or Assets or the Relevant Items which may have been made or given by the Sellers, the Administrators, the Administrators' Representatives or any person purporting to act on behalf of the Sellers or the Administrators and declares that it would have entered into this Agreement on the same terms and conditions irrespective of any such statement, representation, warranty, condition or other conduct;

(e) the Buyer has agreed to purchase the Assets and the Businesses for a price calculated to take into account the risk to the Buyer represented by the fact that all parties believe that the exclusions and limitations contained in this Agreement would be recognised by the courts as fully effective;

(f) each of the Buyer and the Guarantors has received independent professional advice in relation to the purchase of the Assets and the Businesses and in relation to the Relevant Items and has investigated all material matters that a reasonably prudent intending buyer of the Assets and the Businesses would investigate and has (to the extent it has had access to the Assets or Businesses or the Relevant Items) satisfied itself about anything arising from its investigation;

(g) each of the Buyer and the Guarantor relies on its own investigations and professional advice received and does not rely on any statement, representation, assurance, warranty, condition or other conduct in relation to the Assets or the Businesses or the Relevant Items which may have:

(i) been made or given; or

(ii) failed to have been made or given,

by the Sellers, the Administrators, the Administrators' Representatives or any person purporting to act on behalf of the Sellers or the Administrators;

(h) each Asset and the Businesses and each Relevant Item is purchased by the Buyer as a result of the independent exercise of the Buyer's own skill and judgment after due inspection and investigation;

(i) each Asset and the Businesses and each Relevant Item is purchased by the Buyer on an "as is where is" basis with all existing patent and latent defects and irregularities; and

(j) the Administrators have not:

(i) conducted any due diligence investigation, other investigation or enquiries in relation to the Assets or the Businesses or the Relevant Items; or

(ii) verified, audited, examined or reviewed any information provided by the Sellers to the Buyer as to its truth, accuracy or completeness.

22.2 Limitations

(a) Each of the Buyer and the Guarantors may not claim against the Sellers, the Administrators or the Administrators' Representatives for any Loss or Claim arising from or relating to any statement, representation, warranty, promise or agreement in connection with the sale of any of the Assets or the Businesses or the Relevant Items:

(i) made or implied; or

(ii) failed to have been made or given,

by the Sellers, the Administrators, the Administrators' Representatives or any representative or other person purporting to act on behalf of any of them, except to the extent that the right to make such a claim is:

(iii) expressly set out in this Agreement; or

(iv) a right that by Law cannot be excluded or modified.

(b) All warranties, conditions, promises, representations and statements which may have been made or given by the Sellers, the Administrators, the Administrators' Representatives or any person purporting to act on behalf of the Sellers or the Administrators, whether express, implied, written or oral, statutory or otherwise other than those expressly contained in this Agreement, are excluded to the maximum extent permitted by Law.

(c) To the maximum extent permitted by Law, each of the Buyer and the Guarantors may not object to, rescind, cancel or terminate this Agreement, in any way whatsoever delay Completion, deduct, withhold or set-off any amount from the Purchase Price or claim compensation for damages from the Sellers, because of the status of any matter described in clause 22.1.

23. Party as trustee

23.1 Capacity

If the Buyer or the Guarantor (**Trustee**) enters into this Agreement in the capacity as trustee of any trust (**Trust**) under any trust deed, deed of settlement or other instrument (**Trust Deed**), and whether or not any other party has notice of the Trust, then the Trustee enters into this Agreement both as trustee of the Trust and in its personal capacity.

23.2 Trustee's warranties

The Trustee represents and warrants that:

(a) it is the only trustee of the Trust and no action has been taken or is proposed to remove it as trustee of the Trust;

(b) the Trustee has power under the Trust Deed and, in the case of a corporation, under its constitution, to enter into and execute this Agreement and to perform the obligations imposed under this Agreement as Trustee;

(c) all necessary resolutions have been passed as required by the Trust Deed and, in the case of a corporate Trustee, by its constitution, in order to make this Agreement fully binding on the Trustee;

(d) the execution of this Agreement is for the benefit of the beneficiaries of the Trust;

(e) the Trustee is not, and has never been, in default under the Trust Deed;

(f) it has a right to be fully indemnified out of the Trust assets in respect of obligations incurred by it under this Agreement and the assets of the Trust are sufficient to satisfy that right of indemnity;

(g) there is not now, and the Trustee will not do anything by virtue of which there will be in the future, any restriction or limitation on the right of the Trustee to be indemnified out of the assets of the Trust; and

(h) there is no material fact or circumstance relating to the assets, matters or affairs of the Trust that might, if disclosed, be expected to affect the decision of the other parties to enter into this Agreement.

23.3 Repetition

The representations and warranties set out in clause 23.2 are repeated on each day from and including the Agreement Date to and including the Completion Date with reference to the facts and circumstances then subsisting.

24. Guarantee and indemnity

24.1 Guarantee of Buyer's performance

(a) In consideration of the Sellers agreeing to sell the Businesses and the Assets to the Buyer on the terms of this Agreement, the Guarantors guarantee to the

Sellers and the Administrators the punctual performance by the Buyer of the Buyer's obligations under this Agreement, including its obligations to pay money.

(b) The Guarantors must:

(i) pay to the Sellers any amount that the Buyer fails to pay the Sellers on or by the due date for payment as prescribed by this Agreement; and

(ii) comply with any of the Buyer's obligations that the Buyer fails to comply with on or by the due date for compliance as prescribed by this Agreement,

whether or not demand has been made by the Sellers or the Administrators on the Buyer.

(c) The aggregate amount payable under the guarantee provided by the Guarantors pursuant to this Agreement is limited to the amount of the Purchase Price.

24.2 Indemnity

The Guarantors indemnify and must keep indemnified the Sellers and the Administrators against any Loss or Claim that may be brought against the Sellers or the Administrators or which the Sellers or the Administrators may pay, sustain or incur as a direct or indirect result of any breach or non-performance of this Agreement by the Buyer. The Sellers or the Administrators may enforce this right of indemnity at any time, including before it has incurred the liability, loss or costs.

24.3 Continuing obligation

The guarantee and indemnity given under this clause 24 is a continuing obligation which:

(a) continues after Completion and after the parties' other obligations under this Agreement terminate; and

(b) is not discharged by any one payment.

24.4 Obligations and rights not affected by certain matters

The Guarantors' obligations and the rights of the Sellers and the Administrators under this guarantee and indemnity are not affected by anything which might otherwise affect them at Law including:

(a) any concession (such as extra time) being given to any person, including the Guarantors or the Buyer;

(b) the failure or delay of the Sellers or the Administrators in taking action or asserting a right, or any other act, omission or mistake by the Sellers or the Administrators;

(c) the assignment, novation or transfer of a right or obligation of the Sellers or the Administrators;

(d) this Agreement (or any agreement entered into in order to perform this Agreement) being varied; or

(e) an obligation or liability of any person being invalid or unenforceable.

24.5 Guarantors' rights suspended

The Guarantors must not do any of the following, without the consent of the Sellers and the Administrators, until all money payable to the Sellers or the Administrators (as the case may be) in connection with this Agreement is fully and finally paid:

(a) exercise a right of contribution or indemnity as against the Sellers or the Administrators;

(b) take a step to enforce a right against the Sellers or the Administrators in connection with money the Guarantors pay to the Sellers or the Administrators under this guarantee and indemnity;

(c) claim a share of any money the Sellers receives in connection with this Agreement;

(d) claim the benefit of (for example, by subrogation), or seek the transfer of, a guarantee, indemnity or security the Sellers or the Administrators hold in connection with this Agreement;

(e) try to reduce its liability under this guarantee and indemnity through set-off or counterclaim; or

(f) prove in competition with the Sellers or the Administrators if the Buyer is unable to pay its debts as and when they fall due.

24.6 Reinstating the Seller's and the Administrators' rights

If a claim is made (such as a claim under the Law relating to insolvency) that a payment or transfer to the Sellers in connection with this Agreement is void or voidable and that claim is upheld, conceded or compromised, then the Sellers or the Administrators (as the case may be) are immediately entitled to the rights the Sellers or the Administrators had against the Buyer and the Guarantors before the payment or transfer was made.

24.7 Reimbursing the Sellers and the Administrators for costs

The Guarantors must pay or reimburse the Sellers and the Administrators on demand for:

(a) the Sellers' and the Administrators' costs in connection with enforcing or deciding whether to enforce this guarantee and indemnity; and

(b) all Tax payable in connection with this guarantee and indemnity or any transaction, including a payment, contemplated by it.

24.8 Applying money paid by the Guarantors

The Sellers or the Administrators may apply amounts it receives from the Guarantors under this guarantee and indemnity in any manner or order it chooses.

25. Interest on overdue payments

25.1 Payment of default interest

If a party fails to pay on the due date any amount that the party is obliged to pay under this Agreement, the party must pay interest on that amount. The interest:

(a) must be paid on written demand (or if no demand is made, on Completion) given to that party by the party or parties to whom the amount is payable;

(b) is calculated from and including the day on which it falls due to but excluding the day on which it is paid in full; and

(c) accrues each day at the Prescribed Rate.

Each of the Buyer and the Guarantors acknowledges and agrees that interest at the Prescribed Rate is a genuine pre-estimate of the liquidated damages likely to be suffered by the Seller.

25.2 Other rights not affected

A party's right to require payment of interest under clause 25.1 does not affect any other rights or remedies it may have in respect of a failure to pay an amount due under this Agreement.

26. Goods and services tax (GST)

26.1 Definitions

In this clause:

(a) the expressions **Consideration**, **GST**, **Input Tax Credit**, **Recipient**, **Supply**, **Supply of a Going Concern**, **Tax Invoice** and **Taxable Supply** have the meanings given to those expressions in the GST Act;

(b) **GST Act** means A New Tax System (Goods and Services Tax) Act 1999 (as amended); and

(c) **Supplier** means any party treated by the GST Act as making a Supply under this Agreement.

26.2 Price is GST exclusive

Unless otherwise expressly stated, all prices or other sums payable or Consideration to be provided under or in accordance with this Agreement are exclusive of GST.

26.3 Supply of a going concern

The Supplier and Recipient agree that the supply of the Assets and the Businesses under this Agreement constitutes the Supply of a Going Concern under which the Supplier:

(a) is supplying to the Recipient all of the things that are necessary for the continued operation of an enterprise; and

(b) carries on and will carry on, the enterprise until the day of the Supply (whether or not as a part of a larger enterprise carried on by the Supplier).

26.4 Recipient registered for GST

The Recipient warrants that on the day of the Supply it will be registered or required to be registered under the GST Act.

26.5 Consequences if parties mistaken as to sale of a going concern

If the Supply made under this Agreement does not satisfy the requirements of section 38-325 of the GST Act, then:

(a) the Recipient must pay to the Supplier an additional amount equal to the GST payable on the Taxable Supply and any penalties or interest that may be imposed in respect of the GST payable; and

(b) the additional amount is payable immediately after the Supplier provides a valid Tax Invoice to the Recipient in respect of the Supply.

27. Access to Documents Before and After Completion

27.1 Before Completion

The Sellers have, and will give the Buyer or its representatives reasonable access, during normal business hours, to the Business Premises until the Completion Date and the Sellers will make available to the Buyer and its accountants and lawyers (at the Buyer's cost), all relevant books, books of account, records, contracts, registers, and any other documents relating to the Assets as the Buyer, its accountants or lawyers may reasonably request and the Buyer its accountants or lawyers may take copies thereof, provided that in exercising its rights under this clause the Buyer must, and must cause its representatives to, comply with the Sellers' reasonable directions and not cause unreasonable interference or disturbance to the Sellers or the Businesses.

27.2 After Completion

(a) The Buyer grants to the Sellers and the Administrators the right to access and take copies (at the Sellers' cost) of records belonging to or in the possession or control of the Buyer after Completion, to the extent those records relate in any way to the Assets in respect of any period before Completion.

(b) Where it is proposed to exercise the rights under clause 27.2(a), the Sellers will provide reasonable notice to the Buyer.

(c) The rights under clause 27.2(a) may be exercised at any time from Completion until the date that is 90 days from the Completion Date.

(d) Nothing in this clause limits or restricts any other rights of access any party may have independently of this Agreement whether under the Corporations Act or otherwise.

28. General

28.1 Nature of obligations

(a) Any provision in this Agreement which binds more than one person binds all of those persons jointly and each of them severally.

(b) Each obligation imposed on a party by this Agreement in favour of another is a separate obligation.

28.2 Entire understanding

(a) This Agreement contains the entire understanding between the parties concerning the subject matter of the Agreement and supersedes, terminates and replaces all prior agreements and communications between the parties.

(b) Each party acknowledges that, except as expressly stated in this Agreement, that party has not relied on any representation, warranty or undertaking of any kind made by or on behalf of another party in relation to the subject matter of this Agreement.

28.3 No adverse construction

This Agreement, and any provision of this Agreement, is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

28.4 Further assurances

A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Agreement.

28.5 No waiver

(a) A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this Agreement does not operate as a waiver of the power or right.

(b) A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Agreement.

(c) A waiver of a breach does not operate as a waiver of any other breach.

(d) A provision of, or right under, this Agreement may only be waived by the party that has the benefit of that provision or right in writing.

28.6 Severability

Any provision of this Agreement which is invalid in any jurisdiction must, in relation to that jurisdiction:

(a) be read down to the minimum extent necessary to achieve its validity, if applicable; and

(b) be severed from this Agreement in any other case,

without invalidating or affecting the remaining provisions of this Agreement or the validity of that provision in any other jurisdiction.

28.7 Successors and assigns

This Agreement binds and benefits the parties and their respective successors and permitted assigns under clause 28.8.

28.8 No assignment

A party cannot assign or otherwise transfer or deal with the benefit of this Agreement without the prior written consent of each other party.

28.9 Consents and approvals

Where anything depends on the consent or approval of a party then, unless this Agreement provides otherwise, that consent or approval may be given conditionally or unconditionally or withheld, in the absolute discretion of that party.

28.10 No variation

This Agreement cannot be amended or varied except in writing signed by the parties.

28.11 Costs

Each party must pay its own legal costs of and incidental to the preparation and completion of this Agreement.

28.12 Duty

(a) Any Stamp Duty payable in respect of this Agreement or any instrument created in connection with it must be paid by the Buyer.

(b) The Buyer undertakes to keep the Sellers and the Administrators indemnified against all liability relating to such Stamp Duty.

28.13 Governing law and jurisdiction

(a) This Agreement is governed by and must be construed in accordance with the laws in force in New South Wales.

(b) The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Agreement, its performance or subject matter.

28.14 Notices

Any notice or other communication to or by a party under this Agreement:

(a) may be given by personal service, post or facsimile;

(b) must be in writing, legible and in English addressed (depending on the manner in which it is given) as shown below:

   (i) If to the Sellers or the Administrators:

Address:	c/- Deloitte Touche Tohmatsu, Eclipse Tower, Level 19, 60 Station Street, Parramatta NSW 2150
Attention:	Neil Cussen
Facsimile:	+61 (0)2 9840 7001

(ii) If to the Buyer and/or the Guarantors:

Address:	c/- Harris Freidman Lawyers Level 10, 25 Bligh Street, Sydney NSW 2000
Attention:	Fiona McLay
Facsimile:	02 9233 3527

or to any other address last notified by the party to the sender by notice given in accordance with this clause;

(c) must be signed:

(i) in the case of a corporation registered in Australia, by its administrator, any authorised representative or by the appropriate office holders of that corporation under section 127 of the Corporations Act; or

(ii) in the case of a corporation registered outside of Australia, by a person duly authorised by the sender in accordance with the laws governing the place of registration of that corporation; and

(d) is deemed to be given by the sender and received by the addressee:

(i) if delivered in person, when delivered to the addressee;

(ii) if posted within Australia, at 9.00 am on the second Business Day after the date of posting to the addressee whether delivered or not; or

(iii) if sent by facsimile transmission, on the date and time shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this clause,

but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee's time), it is deemed to have been received at 9.00 am on the next Business Day.

28.15 Counterparts

If this Agreement consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

28.16 No merger

A term or condition of, or act done in connection with, this Agreement does not operate as a merger of any of the rights or remedies of the parties under this Agreement and those rights and remedies continue unchanged.

28.17 Operation of indemnities

Unless this Agreement expressly provides otherwise:

(a) each indemnity in this Agreement survives the completion, expiry or termination of this Agreement; and

(b) a party may recover a payment under an indemnity in this Agreement before it makes the payment in respect of which the indemnity is given.

28.18 No right of set-off

Unless this Agreement expressly provides otherwise, a party has no right of set-off against a payment due to another party.

28.19 Relationship of parties

Unless this Agreement expressly provides otherwise, nothing in this Agreement may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary.

28.20 Reasonable endeavours

Any provision of this Agreement that requires the Sellers or the Administrators to use reasonable endeavours, or any similar provision, in no way requires the Sellers or the Administrators to rectify any breach, to incur any obligations, to pay any moneys, to grant any waiver or to accept any unreasonable or unusual conditions or requirements imposed by Third Parties.

Schedule 1 – Sellers

Hoot Gold Coast Pty Ltd ACN 162 597 864 (Administrators Appointed)

Hoot Townsville Pty Limited ACN 162 596 152 (Administrators Appointed)

Schedule 2 – Plant and Equipment

(Clause 1.1)

Part 1 – Plant and Equipment

Hoot Gold Coast Pty Ltd (Administrators Appointed)
2893 Gold Coast Hwy, Surfers Paradise QLD 4217

REF #	FINANCIER	ACCT #	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO. TOTAL→
4-1	-	-	Indoor Dining Area & Bar	5	Dining Table	-	-	-	Timber Laminate, Approx. 1000mm (L) x 1000mm (W)	-
4-2	-	-	Indoor Dining Area & Bar	8	Dining Table	-	-	-	Timber Laminate, Approx. 1600mm (L) x 800mm (W)	-
4-3	-	-	Indoor Dining Area & Bar	115	Dining Chair	-	-	-	Timber Laminate, Orange Vinyl Upholstered	-
4-4	-	-	Indoor Dining Area & Bar	20	Bar Stool	-	-	-	Timber Laminate, Orange Vinyl Upholstered, With Back	-
4-5	-	-	Indoor Dining Area & Bar	40	Bar Stool	-	-	-	Timber Laminate, No Back	-
4-6	-	-	Indoor Dining Area & Bar	1	Dining Table	-	-	-	Timber Laminate, Approx. Ø2000mm	-
4-7	-	-	Indoor Dining Area & Bar	1	Bar Table	-	-	-	Timber Laminate, Shark Shape, Approx. 2000mm (L)	-
4-8	-	-	Indoor Dining Area & Bar	8	Bar Table	-	-	-	Timber Laminate, Approx. 1600mm (L) x 800mm (W)	-
4-9	-	-	Indoor Dining Area & Bar	12	Television	LG	-	-	55 Inch, HD, LCD, Wall & Roof Mounted	-
4-10	-	-	Indoor Dining Area & Bar	15	Television	LG	-	-	42 Inch, LCD, Roof Mounted	-
4-11	-	-	Indoor Dining Area & Bar	4	Television	-	-	-	42 Inch, LCD, Wall Mounted, 4 Piece Set For One Large Screen	-
4-12	-	-	Indoor Dining Area & Bar	2	Counter	-	-	-	Timber Laminate, Fitted With 4 Tier, 2 Drawer	-
4-13	-	-	Indoor Dining Area & Bar	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, Fitted With Tray Shelf Under, Cutler Bin, Approx. 1300mm (L)	-
4-14	-	-	Indoor Dining Area & Bar	1	Counter	-	-	-	Timber Laminate, 2 Continuous Bay, Fitted With 8 Tier, 4 Drawer	-

Hoot Gold Coast Pty Ltd (Administrators Appointed)
2893 Gold Coast Hwy, Surfers Paradise QLD 4217

REF #	FINANCIER	ACCT #	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO. TOTAL →
4-15	-	-	Indoor Dining Area & Bar	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, Fitted With 9 x Tray Shelf, 2 x Spill Station, 3 x Basin With Tap, Ice Bin, Approx. 9000mm (L)	-
4-16	-	-	Indoor Dining Area & Bar	1	Blender	Hamilton Beach Commercial	-	-	Commercial, Single Phase	-
4-17	-	-	Indoor Dining Area & Bar	1	Espresso Machine	Conti	Essika	-	Commercial, Stainless Steel, 2 Group, With Steamer	-
4-18	-	-	Indoor Dining Area & Bar	1	Coffee Grinder	Eureka	-	-	Commercial, Black Steel, With Hopper	-
4-19	-	-	Indoor Dining Area & Bar	1	Ice Maker	Manitowoc	A570	-	Commercial, Stainless Steel, With Hooters Signage	310253948
4-20	-	-	Indoor Dining Area & Bar	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, Fitted With Esky Drink Display, 2 Tier Shelf, Splashback, Mounted To Wall, Approx. 5000mm (L)	-
4-21	-	-	Indoor Dining Area & Bar	1	Glass Washer	Eswood	Smartwash 400	2014	Commercial, s/s	2783808
4-22	-	-	Indoor Dining Area & Bar	1	Glass Washer	Eswood	Smartwash 400	2014	Commercial, s/s	2783810
4-23	-	-	Indoor Dining Area & Bar	1	Under Bench Fridge	Williams	HCS2UGDCB-B00	-	Steel, 2 Door, Compressor To Side	68244
4-24	-	-	Indoor Dining Area & Bar	1	Under Bench Fridge	Williams	HCS3UGDCB-B00	-	Steel, 3 Door, Compressor To Side	68245
4-25	-	-	Outdoor Dining Area	1	Outdoor Heater	Maxiheat	CH200M	2012	Steel, Gas, Mobile	-
4-26	-	-	Outdoor Dining Area	16	Dining Table	-	-	-	Timber Laminate, Bolted To Ground, Approx. 1600mm (L) x 800mm (W)	-
4-27	-	-	Outdoor Dining Area	6	Booth Seat	-	-	-	Timber Laminate, Orange Vinyl Upholstered, 2 Seater, Double Sided, Bolted To Ground	-
4-28	-	-	Outdoor Dining Area	6	Booth Seat	-	-	-	Timber Laminate, Orange Vinyl Upholstered, 2 Seater, Single Sided, Bolted To Ground	-

LIQUID ASSET MANAGEMENT

Hoot Gold Coast Pty Ltd (Administrators Appointed)
2893 Gold Coast Hwy, Surfers Paradise QLD 4217

REF #	FINANCIER	ACCT #	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO. TOTAL→
4-29	-	-	Outdoor Dining Area	3	Bar Table	-	-	-	Timber Laminate, Approx. 1600mm (L) x 800mm (W)	-
4-30	-	-	Outdoor Dining Area	18	Bar Stool	-	-	-	Timber Laminate, No Back	-
4-31	-	-	Food Dispatch Area	4	Baby Chair	-	-	-	Timber Laminate	-
4-32	-	-	Food Dispatch Area	1	Credenza	-	-	-	Timber Laminate, 6 Door, With Stainless Steel Top	-
4-33	-	-	Coolroom One	1	Coolroom & Freezer Room	-	-	-	White Sandwich Panel Construction, Approx. 2500mm (L) x 2500mm (W) x 2800mm (H), Completed With Kirby Single Fan FDC	-
4-34	-	-	Kitchen	1	Chest Fridge	-	-	-	Commercial, Stainless Steel, 2 x PVC Sliding Door, 2 Door Under, Compressor To Side	-
4-35	-	-	Kitchen	2	Shelf	-	-	-	Commercial, Stainless Steel, 2 Tier, Wall Mounted, Approx. 3000mm (L)	-
4-36	-	-	Kitchen	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, L-Shape, Fitted With Single Basin, Tap, Tub Holder Frame, Approx. 5000mm (L)	-
4-37	-	-	Kitchen	1	Under Bench Freezer	-	-	-	Commercial, Stainless Steel, 2 Door, Compressor To Side	-
4-38	-	-	Kitchen	1	Under Bench Fridge	-	-	-	Commercial, Stainless Steel, 3 Door, Compressor To Side	-
4-39	-	-	Kitchen	1	Bain Marie	Birko	-	-	Commercial, Stainless Steel, 6 Tray, With Hot Water Dispenser, Electric	-
4-40	-	-	Kitchen	1	Sandwich Press	Woodson	-	-	Commercial, Stainless Steel, Electric	-
4-41	-	-	Kitchen	1	Salamander	Goldstein	SA-36E	-	Commercial, Stainless Steel, Gas	75886NG
4-42	-	-	Kitchen	1	Microwave Oven	Bonn	CM-1300T	-	Commercial, Stainless Steel, 1300 Watt	-

Hoot Gold Coast Pty Ltd (Administrators Appointed)
2893 Gold Coast Hwy, Surfers Paradise QLD 4217

REF #	FINANCIER	ACCT #	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO.
										TOTAL->
4-43	-	-	Kitchen	1	Pizza Make-Up Bench	Williams	-	-	Steel, 3 Door Under, Compressor To Side, Fitted With Stainless Steel Cold Food Station To Top	-
4-44	-	-	Kitchen	4	Shelf	-	-	-	Commercial, Stainless Steel, 2 Tier, Wall Mounted, Approx. 16000mm (L)	-
4-45	-	-	Kitchen	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, 2 Tier, Approx. 2200mm (L)	-
4-46	-	-	Kitchen	1	Pizza Oven	Mighty Chef	CXT	-	Commercial, Stainless Steel, With Key Pad Controls	-
4-47	-	-	Kitchen	3	Shelf Unit	-	-	-	Steel Frame, 4 Tier, Approx. 1500mm (L) x 1800mm (H)	-
4-48	-	-	Kitchen	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, U-Shape, Fitted With 3 x Basin, 2 x Tap, Food Disposal Hole, Approx. 5000mm (L)	-
4-49	-	-	Kitchen	1	Under Bench Freezer	-	-	-	Commercial, Stainless Steel, 2 Door, Compressor To Side	-
4-50	-	-	Kitchen	4	Deep Fryer	NSF	-	-	Commercial, Stainless Steel, Gas, 3 Basket	-
4-51	-	-	Kitchen	1	Chip Heater	-	-	-	Commercial, Stainless Steel, Electric	-
4-52	-	-	Kitchen	2	Griddle Plate	MagiKitch'n	-	-	Commercial, Stainless Steel, Gas, 10 Burner	-
4-53	-	-	Kitchen	2	Freezer Drawer	Adande	-	-	Commercial, Stainless Steel, Single Drawer, Compressor To Side	-
4-54	-	-	Kitchen	2	Range Hood	-	-	-	Commercial, Stainless Steel, Double Sided, 8 Fan, Approx. 3000mm (L)	-
4-55	-	-	Kitchen	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, Fitted With 2 Tier Shelf Under, 3 Basin, 2 Tap, Approx. 3500mm (L)	-
4-56	-	-	Kitchen	1	Shelf	-	-	-	Commercial, Stainless Steel, Wall Mounted, Approx. 2200mm (L)	-

Hoot Gold Coast Pty Ltd (Administrators Appointed)
2893 Gold Coast Hwy, Surfers Paradise QLD 4217

REF #	FINANCIER	ACCT #	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO. TOTAL→
4-57	-	-	Kitchen	1	Char Grill	Southbend	4363D	-	Commercial, Stainless Steel, Gas, 6 Burner	13C63934
4-58	-	-	Kitchen	1	Range Hood	-	-	-	Commercial, Stainless Steel, Double Sided, 6 Fan, Approx. 2000mm (L)	-
4-59	-	-	Kitchen	1	Tray Trolley	-	-	-	Stainless Steel, Mobile, 15 Tier	-
4-60	-	-	Kitchen	1	First Aid Kit	-	-	-	Wall Mounted, With Contents	-
4-61	-	-	Kitchen	1	Platform Scale	AE Adam	GFK150H	-	150KG	AE82015
4-62	-	-	Kitchen	1	Utensils	-	-	-	Allowance For All Assorted Commercial Kitchen Utensils Through-Out Consisting Of: Pots, Pans, Trays, Bowls, Etc.	-
4-63	-	-	Wash-Up Area	1	Pass Through Dishwasher	Eswood	Smart Wash 900	2013	Commercial, Stainless Steel, 3 Wash Cycle Option, 6 Minute Scrub Cycle	4265471
4-64	-	-	Wash-Up Area	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, L-Shape, 2 Tier, Fitted With 2 x Basin, Flexible Hose, Splashback	-
4-65	-	-	Wash-Up Area	2	Shelf	-	-	-	Commercial, Stainless Steel, Wall Mounted, Approx. 1200mm (L)	-
4-66	-	-	Wash-Up Area	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, Fitted With Basin, Tap	-
4-67	-	-	Wash-Up Area	1	Stationary Cabinet	-	-	-	2 Door	-
4-68	-	-	Wash-Up Area	1	Step Ladder	-	-	-	Steel, 3 Rung	-
4-69	-	-	Coolroom Two	1	Coolroom & Freezer Room	-	-	-	White Sandwich Panel Construction, Approx. 5500mm (L) x 2500mm (W) x 2800mm (H), Completed With 2 x Kirby 2 Fan FDC	-
4-70	-	-	Coolroom Two	8	Shelf Unit	-	-	-	Steel Frame, 4 Tier, Approx. 1500mm (L) x 1800mm (H)	-

Hoot Gold Coast Pty Ltd (Administrators Appointed)
2893 Gold Coast Hwy, Surfers Paradise QLD 4217

REF #	FINANCIER	ACCT #	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO. TOTAL→
4-71	-	-	Office	1	Safe	-	-	-	Fitted With Single Door, Single Drawer, Dial Combination Lock	-
4-72	-	-	Office	1	Multi-Function Centre	Samsung	CLX-6260FW	-	Colour, Inkjet	-
4-73	-	-	Office	1	Pedestal Drawer	-	-	-	Steel, 3 Drawer	-
4-74	-	-	Office	1	Cordless Drill	Rockwell	RD2859K21	-	18 Volt, With Carry Case	-
4-75	-	-	Office	1	Desktop Computer	Lenovo	ThinkCentre	-	Core i3 Processor, 27 Inch Built-In Monitor	-
4-76	-	-	Office	1	Communications Rack	-	-	-	Steel	-
4-77	-	-	Office	1	Surround System	-	-	-	Consisting Of: 5 x Audio & Modulation Level; Zektor Proaudio 16 DSP Audio Matrix; 6 x Assorted Australia Monitor Amplifier; 2 x Avue IS-18 Speaker; Avue iS-15 Speaker; 4 x Built-In Speaker; Samsung 20 Inch LCD Monitor; iPad; Acer Core i5 Processor Desktop Built-In Monitor	-
4-78	-	-	Office	1	Digital Television Distribution System	-	-	-	Consisting Of: NextWave Digital THM4290; Avaya IP Office 500V2 Control Centre; Eaton 5P1150; 3 x Inovonde Integrated Digital Modulator; RTI XP-8s; DVD Player	-
4-79	-	-	Office	1	Security System	-	-	-	Consisting Of: 10 x Cameras Throughout, Recording Device	-
4-80	-	-	Office	1	Communications Rack	-	-	-	Steel, Fitted With 2 x 24 Port Patch Panel, 2 x 24 Port Switch, 2 x Netgear Profile GS752TPS	-
4-81	-	-	Throughout Premises	1	Cutlery & Crockery	-	-	-	Allowance For All Assorted Cutlery And Crockery Consisting Of: Knives, Spoons, Forks, Plates; Glasses; Etc.	-
4-82	-	-	Throughout Premises	1	Point Of Sale System	-	-	-	Consisting Of: 5 x HP Terminal; Order Monitors; Receipt Printers; Cash Drawers	-

Hoot Gold Coast Pty Ltd (Administrators Appointed)
2893 Gold Coast Hwy, Surfers Paradise QLD 4217

REF #	FINANCIER	ACCT #	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO. TOTAL→
4-83	-	-	Throughout Premises	1	Fit-Out	-	-	-	Allowance For Fit-Out Throughout Premises Including: Timber Floors; Assorted Internal Cladding To Walls; Bar; Built-In Mirrors; Booth Tables, Booth Partitions, External Wall Cladding, Signage, Electrical Fittings, Gas Fittings, Air Conditioning Fittings, Outdoor Veranda, Display Cabinets, Change Room, Etc.	-

Hoot Townsville Pty Ltd (Administrators Appointed)
2-12 Hervey Range Rd, Thuringowa Central QLD 4817

REF #	Financier Registered 24 June 2015	Financier Registered 18 May 2015	Financier Flexirent Not Registered	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO.
5-1	-	-	-	Indoor Dining Area & Bar	16	Dining Table	-	-	-	Timber Laminate, Approx. 1000mm (L) x 1000mm (W)	-
5-2	-	-	-	Indoor Dining Area & Bar	108	Dining Chair	-	-	-	Timber Laminate, Grey Vinyl Upholstered	-
5-3	-	-	-	Indoor Dining Area & Bar	6	Bar Table	-	-	-	Timber Laminate, Approx. 1600mm (L) x 800mm (W)	-
5-4	-	-	-	Indoor Dining Area & Bar	48	Bar Stool	-	-	-	Timber Laminate, Grey Vinyl Upholstered, With Back	-
5-5	-	-	-	Indoor Dining Area & Bar	41	Bar Stool	-	-	-	Timber Laminate, Grey Vinyl Upholstered, With Back	-
5-6	-	-	-	Indoor Dining Area & Bar	3	Dining Table	-	-	-	Timber Laminate, Approx. 1600mm (L) x 800mm (W)	-
5-7	-	-	-	Indoor Dining Area & Bar	11	Bar Table	-	-	-	Timber Laminate, Approx. 1200mm (L) x 800mm (W)	-
5-8	-	-	-	Indoor Dining Area & Bar	7	Dining Table	-	-	-	Timber Laminate, Approx. 1200mm (L) x 800mm (W)	-
5-12	-	-	-	Indoor Dining Area & Bar	1	Counter	-	-	-	Timber Laminate, Fitted With 3 Tier Shelf Under, 2 Drawer	-
5-13	-	-	-	Indoor Dining Area & Bar	1	Espresso Machine	Beoma	-	-	Commercial, Stainless Steel, 2 Group, With Steamer	-
5-14	-	-	-	Indoor Dining Area & Bar	1	Coffee Grinder	Mazzer	Super Jolly AUT	-	Commercial, Stainless Steel, With Hopper	1505782
5-15	-	-	-	Indoor Dining Area & Bar	1	Blender	Vitamix	Barboss Advance	-	comm, With Hopper	-
5-19	-	-		Indoor Dining Area & Bar	1	Glass Washer	Washtech	XG	-	Commercial, Stainless Steel	139939
5-20	-	-		Indoor Dining Area & Bar	1	Glass Washer	Washtech	XG	-	Commercial, Stainless Steel	139937
5-21	-	-		Indoor Dining Area & Bar	1	Under Bench Fridge	Williams	-	-	Steel, Stainless Steel Top, 3 Door, Compressor To Side	-

Hoot Townsville Pty Ltd (Administrators Appointed)
2-12 Hervey Range Rd, Thuringowa Central QLD 4817

REF #	Financier Registered 24 June 2015	Financier Registered 18 May 2015	Financier Flexirent Not Registered	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO.
5-22	-	-		Indoor Dining Area & Bar	1	Slushie Machine	Elmeco	FC3	-	Commercial, Stainless Steel, 3 Section	-
5-25	-	-	-	Food Dispatch Area	1	Ice Maker	Icematic	N402M	-	Commercial, Stainless Steel	-
5-31	-	-	-	Kitchen	1	Toaster	Prince Castle Worldwide	-	-	Commercial, Stainless Steel	-
5-32	-	-	-	Kitchen	1	Sandwich Press	Birko	1002102	-	Commercial, Stainless Steel, 2400 Watt	-
5-33	-	-	-	Kitchen	1	Under Bench Freezer	Hoshizaki	-	-	Commercial, Stainless Steel, 3 Door, Compressor To Side, Fitted With Tub Tray Holder, Approx. 2000mm (L)	-
5-34	-	-	-	Kitchen	1	Under Bench Fridge	Williams	-	-	Commercial, Stainless Steel, 2 Door, Compressor To Side, Fitted With Cold Food Station	-
5-35	-	-	-	Kitchen	1	Under Bench Fridge	Centaur	-	-	Commercial, Stainless Steel, 2 Door, Compressor To Side, Fitted With Cold Food Station	-
5-38	-	-	-	Kitchen	1	Pass Through Dishwasher	Washtech	M2	-	Commercial, Stainless Steel	-
5-40	-	-	-	Kitchen	1	Hot Plate	Waldorf	-	-	Commercial, Stainless Steel, Gas, 2 Burner	-
5-41	-	-	-	Kitchen	2	Freezer Drawer	-	-	-	Commercial, Stainless Steel, Single Drawer, Compressor To Side	-
5-42	-	-	-	Kitchen	2	Griddle Plate	Waldorf	-	-	Commercial, Stainless Steel, Gas, 3 Burner	-
5-43	-	-	-	Kitchen	1	Salamander	Waldorf	-	-	Commercial, Stainless Steel, Gas, 3 Burner	-
5-44	-	-	-	Kitchen	1	Bain Marie / Hot Cupboard	Culinaire	-	-	Commercial, Stainless Steel, 4 Tray Bain Maire To Top, 2 Sliding Door Hot Cupboard Under	-
5-45	-	-	-	Kitchen	2	Deep Fryer	Henny Penny	Computron 1000	-	Commercial, Stainless Steel, 3 x 2 Basket, Gas, Mobile	-
5-49	-	-	-	Kitchen	1	Upright Freezer	Hoshizaki	HFE-70B	-	Commercial, Stainless Steel, 631 Litre	E00857D

Hoot Townsville Pty Ltd (Administrators Appointed)
2-12 Hervey Range Rd, Thuringowa Central QLD 4817

REF #	Financier Registered 24 June 2015	Financier Registered 18 May 2015	Financier Flexirent Not Registered	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO.
5-51	-	-	-	Kitchen	1	Char Grill / Oven Under	Waldorf	-	-	Commercial, Stainless Steel, Gas, 6 Burner	-
5-56	-	-	-	Storage Room One	1	Platform Scale	A&D	FG-150KAL	-	150KG Maximum	K300917
5-59	-	-	-	Office	1	Desktop Computer	AMD	A4-6210	-	A4 Processor, 1.8GHz, 4.00GB Ram, 450GB HDD	-
5-60	-	-	-	Office	1	Multi-Function Centre	HP	LaserJet Pro 200	-	Colour, Laser	-
5-67	-	-	-	Office	1	Pedestal Drawer	-	-	-	Steel, 3 Drawer	-
5-68	-	-	-	Office	1	Dining Chair	-	-	-	Timber Laminate, Grey Vinyl Upholstered	-
5-69	-	-	-	Office	1	Safe	-	-	-	Fitted With Single Door, Single Drawer, Dial Combination Lock	-
5-70	-	-	-	Throughout Premises	1	Cutlery & Crockery	-	-	-	Allowance For All Assorted Cutlery And Crockery Consisting Of: Knives, Spoons, Forks, Plates; Glasses; Etc.	-
5-71	-	-	-	Throughout Premises	1	Point Of Sale System	-	-	-	Consisting Of: 3 x HP Terminal; 3 x Order Monitor; Receipt Printer; Cash Drawers	-
5-72	-	-	-	Throughout Premises	1	Fit-Out	-	-	-	Allowance For Fit-Out Throughout Premises Including: Timber Floors; Assorted Internal Cladding To Walls; Bar; Built-In Mirrors; Booth Tables, Booth Partitions, External Wall Cladding, Signage, Electrical Fittings, Gas Fittings, Air Conditioning Fittings, Outdoor Veranda, Display Cabinets, Change Room, Etc.	-

Part 2 – Escrow Assets

Hoot Townsville Pty Ltd (Administrators Appointed)
2-12 Hervey Range Rd, Thuringowa Central QLD 4817

REF #	Financier Registered 24 June 2015	Financier Registered 18 May 2015	Financier Flexirent Not Registered	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO.
5-9	Classic	-	-	Indoor Dining Area & Bar	24	Television	LG	-	-	55 Inch, HD, LCD, Wall & Roof Mounted	-
5-10	Classic	-	-	Indoor Dining Area & Bar	6	Television	-	-	-	42 Inch, LCD, Wall Mounted, 4 Piece Set For One Large Screen	-
5-11	Classic	-	-	Indoor Dining Area & Bar	8	Television	LG	-	-	32 Inch, LCD, Wall Mounted	-
5-16	Classic	Technology Leasing	Flexirent	Indoor Dining Area & Bar	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, Fitted With 4 x Door, 2 Spill Station, Splashback, Shelf Under, 4 Tray Shelf Under, Ice Bin, Approx. 11000mm (L)	-
5-17	Classic	-	Flexirent	Indoor Dining Area & Bar	2	Open Glass Top Fridge	-	-	-	Commercial, Stainless Steel, Single Door	-
5-18	Classic	Technology Leasing	Flexirent	Indoor Dining Area & Bar	2	Preparation Bench	-	-	-	Commercial, Stainless Steel, Fitted With Basin, Tap, 2 x 3 Tier Shelf, Approx. 4000mm (L)	-
5-23	Classic	Technology Leasing	Flexirent	Indoor Dining Area & Bar	2	Sink	-	-	-	Commercial, Stainless Steel, Single Basin, Fitted To Wall	-
5-24	Classic	-	Flexirent	Food Dispatch Area	1	Ice Maker	Manitowoc	A570	-	Commercial, Stainless Steel, With Hooters Signage	310253948
5-26	Classic	Technology Leasing	Flexirent	Food Dispatch Area	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, Fitted With Food Disposal Hole, 2 x Door, 3 x Tray Shelf Under, Splashback, Approx. 2500mm (L)	-
5-27	Classic	Technology Leasing	Flexirent	Food Dispatch Area	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, Fitted With Food Disposal Hole, 2 x Door, 3 x Tray Shelf Under, Splashback, Approx. 3000mm (L)	-
5-28	Classic	Technology Leasing	Flexirent	Kitchen	1	Pizza Make-Up Bench	Williams	-	-	Steel, 3 Door Under, Compressor To Side, Fitted With Stainless Steel Cold Food Station To Top	-
5-29	Classic	Technology Leasing	Flexirent	Kitchen	3	Shelf	-	-	-	Commercial, Stainless Steel, 2 Tier, Approx. 2500mm (L)	-
5-30	Classic	Technology Leasing	Flexirent	Kitchen	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, Approx. 3200mm (L)	-
5-36	Classic	Technology Leasing	Flexirent	Kitchen	3	Shelf Unit	-	-	-	Green Steel Frame, 5 Tier	-

Deloitte.

Hoot Townsville Pty Ltd (Administrators Appointed)
2-12 Hervey Range Rd, Thuringowa Central QLD 4817

REF #	Financier Registered 24 June 2015	Financier Registered 18 May 2015	Financier Flexirent Not Registered	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO.
5-37	Classic	Technology Leasing	Flexirent	Kitchen	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, Fitted With 2 x Basin, Flexible Hose, Splashback, Approx. 2000mm (L)	-
5-39	Classic	Technology Leasing	Flexirent	Kitchen	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, L-Shape, Fitted With 2 x Basin, Flexible Hose, Shelf Above, 2 Tier Under , Approx. 3000mm (L)	-
5-46	Classic	Technology Leasing	Flexirent	Kitchen	2	Shelf	-	-	-	Commercial, Stainless Steel, Wall Mounted, Approx. 3000mm (L)	-
5-47	Classic	Technology Leasing	Flexirent	Kitchen	1	Range Hood	-	-	-	Commercial, Stainless Steel, Double Sided, 14 Fan, Approx. 5000mm (L)	-
5-48	Classic	Technology Leasing	Flexirent	Kitchen	1	Range Hood	-	-	-	Commercial, Stainless Steel, Double Sided, 8 Fan, Approx. 3000mm (L)	-
5-50	Classic	Technology Leasing	Flexirent	Kitchen	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, Fitted With 2 x Basin, Tap, Shelf Under, Approx. 3000mm (L)	-
5-52	Classic	Technology Leasing	Flexirent	Kitchen	1	Preparation Bench	-	-	-	Commercial, Stainless Steel, Fitted With Basin, Tap, Shelf Under, Approx. 1200mm (L)	-
5-53	Classic	Technology Leasing	Flexirent	Kitchen	1	Sink	-	-	-	Commercial, Stainless Steel, Single Basin, Wall Mounted	-
5-54	Classic	Technology Leasing	Flexirent	Kitchen	1	Range Hood	-	-	-	Commercial, Stainless Steel, 3 Fan, Approx. 2500mm (L)	-
5-55	Classic	Technology Leasing	Flexirent	Storage Room One	3	Shelf Unit	-	-	-	Green Steel Frame, 5 Tier	-
5-57	Classic	Technology Leasing	Flexirent	Coolroom	1	Coolroom & Freezer Room	-	-	-	White Sandwich Panel Construction, Elevated Floor, Approx. 9000mm (L) x 2500mm (W) x 2800mm (H), Completed With 2 x Buffalo Trident 3 Fan FDC, Buffalo Trident 2 Fan	-
5-58	Classic	Technology Leasing	Flexirent	Coolroom	6	Shelf Unit	-	-	-	Green Steel Frame, 5 Tier	-
5-61	Classic	Technology Leasing	-	Office	1	Security System	-	-	-	Consisting Of: 22 Inch LCD Monitor, 9 Camera	-
5-62	Classic	Technology Leasing	-	Office	1	Communications Rack	-	-	-	Steel	-

Hoot Townsville Pty Ltd (Administrators Appointed)
2-12 Hervey Range Rd, Thuringowa Central QLD 4817

REF #	Financier Registered 24 June 2015	Financier Registered 18 May 2015	Financier Flexirent Not Registered	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO.
5-63	Classic	Technology Leasing	-	Office	1	Surround System	-	-	-	Consisting Of: 2 x Biema Speaker, 10 x Built-In Speakers, iPad; 4 x Audio & Modulation Level; BJ's Lighting & Sound Control Box; 2 Redback A40728 Amplifier	-
5-64	Classic	Technology Leasing	-	Office	1	Digital Television Distribution System	-	-	-	Consisting Of: 6 x Digital HD3300; DVD Player; RTI XP-8s Advance Control Processor; Every Focus ezPD; Resi-Link Digi Mod HD-4001DM; 24 Inch LCD Viano Monitor	-
5-65	Classic	Technology Leasing	-	Office	1	Communications Rack	-	-	-	Steel, With D-Link PGS-1024D 24 Port Switch	-
5-66	Classic	Technology Leasing	-	Office	1	Communications Rack	-	-	-	Steel, Wall Mounted, With 24 Port Switch, 24 Port Patch Panel	-

Part 3 – Excluded Assets

Hoot Gold Coast Pty Ltd (Administrators Appointed)
2893 Gold Coast Hwy, Surfers Paradise QLD 4217

REF #	FINANCIER	ACCT #	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO. TOTAL→
11-1	Complete ATM Services	-	Indoor Dining Area & Bar	1	ATM	Complete ATM Services	-	-	LCD Screen, Key Pad	-
11-2	Anadale	-	Coolroom One	1	Beer Reticulation System	-	-	-	Consisting Of: 8 x Key Spikes; Lancer Chiller Unit, 2 x 4 Post Tap	-
11-3	Scanline	-	Kitchen	1	Oil Storage Tank	-	-	-	Stainless Steel, Mobile, Approx. 400 Litre	-
11-4	OZ Tank	-	Loading Dock	1	Chemical Storage Tank	-	-	-	Stainless Steel, Mobile, Approx. 500 Litre	-
11-5	Cadbury Schwepps	-	Downstairs Storage	1	Post Mix System	-	-	-	Consisting Of: 8 Spike, 2 x Taps; Lancer Chiller Unit	-
11-6	Alsco	-	Throughout Premises	1	Miscellanous	-	-	-	Allowance For Assorted Items Consiting Of: Mat; Qty of Glass Clothes; Blue Food Wipes; Tea Towels	-

Hoot Townsville Pty Ltd (Administrators Appointed)
2-12 Hervey Range Rd, Thuringowa Central QLD 4817

REF #	FINANCIER	ACCT #	LOCATION	QTY	ITEM	MAKE	MODEL	YOM	EXTRA DESCRIPTION	SERIAL NO. TOTAL→
12-1	Cadbury Schwepps	-	Storage Room Two	1	Post Mix System	-	-	-	Consisting Of: 6 Spike, 4 x Taps; Lancer Chiller Unit	-
12-2	Property Of Others	-	Coolroom	1	Beer Reticulation System	-	-	-	Consisting Of: x Key Spikes; Lancer Chiller Unit, 2 x 4 Post Tap	-
12-3	Stallards	-	Loading Dock	1	Portable Coolroom	-	-	-	White Sandwich Panel Construction, Approx. 3000mm (L) x 2000mm (W) x 3000mm (H)	-
12-4	Dema's Mobile Coolroom Hire	-	Loading Dock	1	Portable Coolroom Trailer	Unkown	-	1990	REG: AE2194 (Exp. 06/04/2016) Tandem Axle White Sandwich Panel Construction	VIN: 6D9T20RTAM2039101
12-5	Cookers	-	Throughout Premises	4	Oil Storage Tank	-	-	-	Stainless Steel, Mobile	-
12-6	Alsco	-	Throughout Premises	1	Miscellanous	-	-	-	Allowance For Assorted Items Consiting Of: Mat; Qty of Glass Clothes; Blue Food Wipes; Tea Towels	-
12-7	Cookers	-	Throughout Premises	4	Oil Storage Tank	-	-	-	Stainless Steel, Mobile	-

Executed **as an agreement.**

Signed for and on behalf of **Hoot Gold Coast Pty Ltd ACN 162 597 864** (Administrators Appointed) by its joint and several administrator in the presence of:

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Signature of witness

Guy Wall
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Name of witness
(please print)

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Signature of administrator

Neil Robert Cussen
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Name of administrator

Signed for and on behalf of **Hoot Townsville Pty Limited ACN 162 596 152** (Administrators Appointed) by its joint and several administrator in the presence of:

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Signature of witness

Guy Wall
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Name of witness
(please print)

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Signature of administrator

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Name of administrator

Signed by **David John Frank Lombe** in the presence of:)

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Signature of witness

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Name of witness
(please print)

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Signature of administrator

David John Frank Lombe

Signed by **Neil Robert Cussen** in the presence of:)

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Signature of witness

Craig Wall
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Name of witness
(please print)

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Signature of administrator

Neil Robert Cussen

Executed by **HOTR Australia Pty Ltd ACN 605 907 097** in accordance with section 127(1) of the *Corporations Act 2001 (Cth)*:)

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Signature of director	Signature of director or company secretary* *delete whichever does not apply
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Name (please print)	Name (please print)

Executed by **P.C.S. Investments Pty Ltd ACN 074 130 751** in accordance with section 127(1) of the *Corporations Act 2001 (Cth)*:)

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Signature of director	Signature of director or company secretary* *delete whichever does not apply
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Name (please print)	Name (please print)

Executed by **Chanticleer Holdings Inc.**:)

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Signature of director	Signature of director or company secretary* *delete whichever does not apply
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Name (please print)	Name (please print)